                                                                    EXHIBIT 10.2

================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                  June 13, 2000

                                      among

                           CONNECTSOUTH HOLDINGS, INC.

                       CONNECTSOUTH COMMUNICATIONS, INC.

                            THE LENDERS PARTY HERETO

                           FIRST UNION INVESTORS, INC.
                              as Syndication Agent

                              BANK OF AMERICA, N.A.
                             as Documentation Agent

                                       and

                      MORGAN STANLEY SENIOR FUNDING, INC.
                             as Administrative Agent

                         ------------------------------

                      MORGAN STANLEY SENIOR FUNDING, INC.
                                   as Arranger

================================================================================

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Defined Terms ............................................  1
SECTION 1.02.  Classification of Loans and Borrowings ................... 29
SECTION 1.03.  Terms Generally .......................................... 29
SECTION 1.04.  Accounting Terms; Changes in GAAP ........................ 30

                                    ARTICLE 2
                                   THE CREDITS

SECTION 2.01.  Commitments .............................................. 30
SECTION 2.02.  Loans .................................................... 31
SECTION 2.03.  Requests to Borrow ....................................... 32
SECTION 2.04.  Funding .................................................. 33
SECTION 2.05.  Interest Elections ....................................... 34
SECTION 2.06.  Termination and Reduction of Commitments ................. 35
SECTION 2.07.  Repayment of Loans at Maturity; Evidence of Debt ......... 36
SECTION 2.08.  Scheduled Amortization  .................................. 37
SECTION 2.09.  Optional and Mandatory Prepayments ....................... 38
SECTION 2.10.  Fees ..................................................... 41
SECTION 2.11.  Interest ................................................. 41
SECTION 2.12.  Alternate Rate of Interest ............................... 42
SECTION 2.13.  Increased Costs .......................................... 43
SECTION 2.14.  Break Funding Payments ................................... 44
SECTION 2.15.  Taxes .................................................... 44
SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-
               offs ..................................................... 45
SECTION 2.17.  Lender's Obligation to Mitigate; Replacement of Lenders .. 47

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Organization; Powers ..................................... 48
SECTION 3.02.  Authorization; Enforceability ............................ 48
SECTION 3.03.  Governmental Approvals; No Conflicts ..................... 49
SECTION 3.04.  Financial Condition; No Material Adverse Change .......... 49
SECTION 3.05.  Properties ............................................... 50
SECTION 3.06.  Litigation and Environmental Matters ..................... 50
SECTION 3.07.  Compliance with Laws and Agreements ...................... 52
SECTION 3.08.  Investment and Holding Company Status .................... 52
SECTION 3.09.  Taxes .................................................... 52

SECTION 3.10.  ERISA .................................................... 52
SECTION 3.11.  Disclosure ............................................... 53
SECTION 3.12.  Subsidiaries ............................................. 53
SECTION 3.13.  Insurance ................................................ 53
SECTION 3.14.  Labor Matters ............................................ 53
SECTION 3.15.  Solvency ................................................. 54
SECTION 3.16.  Communications Regulatory Matters ........................ 54

                                    ARTICLE 4
                                   CONDITIONS

SECTION 4.01.  Effective Date ........................................... 55
SECTION 4.02.  Each Extension of Credit ................................. 57

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

SECTION 5.01.  Financial Statements and Other Information ............... 58
SECTION 5.02.  Notices of Material Events ............................... 60
SECTION 5.03.  Information Regarding Collateral ......................... 61
SECTION 5.04.  Existence; Conduct of Business ........................... 61
SECTION 5.05.  Performance and Payment of Obligations ................... 61
SECTION 5.06.  Maintenance of Properties ................................ 62
SECTION 5.07.  Insurance ................................................ 62
SECTION 5.08.  Casualty and Condemnation ................................ 64
SECTION 5.09.  Books and Records; Inspection and Audit Rights ........... 64
SECTION 5.10.  Compliance with Laws and Licences ........................ 64
SECTION 5.11.  Use of Proceeds .......................................... 65
SECTION 5.12.  Additional Subsidiaries .................................. 65
SECTION 5.13.  Further Assurances ....................................... 65
SECTION 5.14.  Interest Rate Protection ................................. 66

                                    ARTICLE 6
                               NEGATIVE COVENANTS

SECTION 6.01.  Debt; Certain Equity Issuances; Lease Obligations ........ 67
SECTION 6.02.  Liens .................................................... 69
SECTION 6.03.  Fundamental Changes ...................................... 70
SECTION 6.04.  Investments, Loans, Advances, Guarantees and
               Acquisitions ............................................. 71
SECTION 6.05.  Asset Sales .............................................. 72
SECTION 6.06.  Sale and Leaseback Transactions .......................... 72
SECTION 6.07.  Hedging Agreements ....................................... 73

SECTION 6.08.  Restricted Payments; Certain Payments of Debt ............ 73
SECTION 6.09.  Transactions with Affiliates ............................. 74
SECTION 6.10.  Restrictive Agreements ................................... 74
SECTION 6.11.  Amendment of Material Documents .......................... 75
SECTION 6.12.  Capital Expenditures ..................................... 75
SECTION 6.13.  Stage One Covenants ...................................... 77
SECTION 6.14.  Stage Two Covenants ...................................... 79
SECTION 6.15.  Periods of Less Than Four Fiscal Quarters ................ 80

                                    ARTICLE 7
                                EVENTS OF DEFAULT

                                    ARTICLE 8
                                   THE AGENTS

SECTION 8.01.  Appointment and Authorization ............................ 85
SECTION 8.02.  Rights and Powers as a Lender ............................ 85
SECTION 8.03.  Limited Duties and Responsibilities  ..................... 85
SECTION 8.04.  Authority to Rely on Certain Writings, Statements and
               Advice ................................................... 86
SECTION 8.05.  Sub-Agents and Related Parties ........................... 86
SECTION 8.06.  Resignation; Successor Agents ............................ 86
SECTION 8.07.  Credit Decisions by Lenders .............................. 87
SECTION 8.08.  Limited Duties and Responsibilities of Certain Lenders ... 87

                                    ARTICLE 9
                                  MISCELLANEOUS

SECTION 9.01.  Notices .................................................. 87
SECTION 9.02.  Waivers; Amendments ...................................... 88
SECTION 9.03.  Expenses; Indemnity; Damage Waiver ....................... 90
SECTION 9.04.  Successors and Assigns ................................... 91
SECTION 9.05.  Survival ................................................. 94
SECTION 9.06.  Counterparts; Effectiveness .............................. 94
SECTION 9.07.  Severability ............................................. 94
SECTION 9.08.  Right of Setoff .......................................... 94
SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of
               Process .................................................. 95
SECTION 9.10.  WAIVER OF JURY TRIAL ..................................... 96
SECTION 9.11.  Headings ................................................. 96
SECTION 9.12.  Confidentiality .......................................... 96

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.05 -- Existing Real Properties
Schedule 3.06 -- Disclosed Matters
Schedule 3.11 -- Material Agreements
Schedule 3.16 -- Communications Regulatory Matters
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.10 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment
Exhibit B-1 -- Form of Opinion of Borrower's Counsel
Exhibit B-2 -- Form of Opinion of Borrower's Special Regulatory Counsel Exhibit B-3 -- Form of Opinion of Borrower's Local Counsel
Exhibit C -- Form of Guarantee and Security Agreement
Exhibit D -- Form of Borrowing Base Certificate
Exhibit E -- LLC Agreement
Exhibit F -- Form of Note
Exhibit G -- Business Plan

         CREDIT AGREEMENT dated as of June 13, 2000 among CONNECTSOUTH HOLDINGS, INC., CONNECTSOUTH COMMUNICATIONS, INC., the LENDERS party hereto, FIRST UNION INVESTORS, INC., as Syndication Agent, BANK OF AMERICA, N.A., as Documentation Agent and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent.

         WHEREAS, the Borrower (such term and other capitalized terms used herein are defined below) desires to borrow funds under this Agreement for the purposes set forth herein;

         WHEREAS, the Borrower is willing to secure its obligations under (i) this Agreement and the other Loan Documents and (ii) any Hedging Agreements between the Borrower and any Lender (or any Affiliate of such Lender) by granting Liens on substantially all of its assets to the Collateral Agent as provided in the Security Documents;

         WHEREAS, Holdings is willing to guarantee the foregoing obligations of the Borrower and to secure its guarantee thereof by granting Liens on substantially all of its assets to the Collateral Agent as provided in the Security Documents;

         WHEREAS, the Borrower is willing to cause each of its Subsidiaries to guarantee the foregoing obligations of the Borrower and to secure its guarantee thereof by granting Liens on substantially all of its assets to the Collateral Agent as provided in the Security Documents; and

         WHEREAS, the Lenders are not willing to make loans hereunder unless (i) the foregoing obligations of the Borrower are secured and guaranteed as described above and (ii) each guarantee thereof is secured by Liens on substantially all of the assets of the relevant Guarantor as provided in the Security Documents.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ADDITIONAL EQUITY FINANCING" means aggregate capital contributions of up to $135,000,000 made to LLC and contributed by LLC to Holdings and Holdings to the Borrower (or if the Contribution Date has not occurred, contributed by LLC to Borrower) to be used as contemplated by Section 6.12(b)(ii).

         "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Adjustment.

         "ADMINISTRATIVE AGENT" means Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders under the Loan Documents.

         "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person.

         "AGENT" means the Administrative Agent or the Collateral Agent, as the context may require, and "AGENTS" means both of them.

         "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate will be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "APPLICABLE LENDING OFFICE" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

         "APPLICABLE RATE" means for any day:

         (a) with respect to any Tranche A Loan, (i) during the period commencing on the Effective Date and ending on but not including the first anniversary of the Effective Date, (A) 3.25% per annum, in the case of a Base Rate Loan or (B) 4.5% per annum in the case of a Eurodollar Loan, and (ii) thereafter, the applicable rate per annum set forth below (A) under the caption "Base Rate Spread" in the case of a Base Rate Loan or (B) under the caption

"Eurodollar Spread" in the case of a Eurodollar Loan, in either case based upon the Leverage Ratio as of the most recent determination date.

                                  LEVERAGE                 BASE RATE           EURODOLLAR
                                   RATIO                     SPREAD              SPREAD
                           ---------------------           ---------           ----------
Category 1                 greater than or equal              2.75%               4.0%
                           to 8:1 and less than
                           10:1

Category 2                 greater than or equal              2.25%               3.5%
                           to 6:1 and less than
                           8:1

Category 3                 greater than or equal             1.625%             2.875%
                           to 4:1 and less than
                           6:1

Category 4                 less than 4:1                      1.00%              2.25%

         For purposes of this definition, (x) the Leverage Ratio shall be determined as of the end of each Fiscal Quarter based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or 5.01(b) and (y) each change in an Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period from and including the day when the Administrative Agent receives the consolidated financial statements indicating such change to but excluding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time when an Event of Default has occurred and is continuing and (B) at the option of the Administrative Agent (or at the request of the Required Lenders) if the Borrower fails to deliver consolidated financial statements to the Administrative Agent as and when required by Section 5.01(a) or 5.01(b), during the period from the expiration of the time specified for such delivery until such consolidated financial statements are so delivered;

         (b) with respect to any Tranche B Loan, (i) 3.75% per annum in the case of a Base Rate Loan or (ii) 5% per annum in the case of a Eurodollar Loan; and

         (c) with respect to commitment fees payable hereunder, 1.5% per annum.

         "ASSIGNMENT" means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "BASE RATE", when used with respect to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "BORROWER" means ConnectSouth Communications, Inc., a Delaware corporation.

         "BORROWING" means Loans of the same Class and Interest Type made, converted or continued on the same day and, in the case of Eurodollar Loans, as to which the same Interest Period is in effect.

         "BORROWING BASE" means at any time, an amount equal to the cost of Telecommunications Assets of the Borrower or any Subsidiary Guarantor determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Administrative Agent, absent any manifest error in such Borrowing Base Certificate, as such amount may be decreased (but not increased) pursuant to
Section 5.09(b).

         "BORROWING BASE CERTIFICATE" means a certificate in the form of Exhibit D or any other form approved by the Administrative Agent, together with all attachments contemplated thereby.

         "BORROWING REQUEST" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "BUSINESS PLAN" means the business plan attached as Exhibit G and delivered by the Borrower to the Lenders prior to the Effective Date.

         "CAPEX EQUITY PROCEEDS" has the meaning set forth in Section 6.12(a).

         "CAPITAL EXPENDITURES" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower and its Subsidiaries for such period prepared in accordance with GAAP and (b) any Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.

         "CAPITAL LEASE OBLIGATIONS" of any Person means obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required under GAAP to be classified and accounted for as capital leases on a balance sheet of such Person. The amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder.

         "CHANGE IN CONTROL" means (a) prior to the consummation of an IPO, the failure by (x) MSDWCP and MSDWVP (together with their respective Affiliates) to beneficially own, directly or indirectly, aggregate Equity Interests in LLC (or, after the dissolution thereof, Holdings) representing at least 51% or (y) the members of the Investor Group to beneficially own, directly or indirectly, aggregate Equity Interests in LLC (or, after the dissolution thereof, Holdings) representing at least 60%, in each case of each of the aggregate ordinary voting power and the aggregate equity value represented by the issued and outstanding Equity Interests in LLC (or, after the dissolution thereof, Holdings), or (b) on and after the consummation of an IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than any member of the Investor Group, of Equity Interests in Holdings representing more than 25% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings, or (c) at any time prior to the consummation of an IPO, failure by LLC or the Investor Group to beneficially own, directly or indirectly, aggregate Equity Interests in Holdings representing at least 90% of each of the aggregate ordinary voting power and aggregate equity value represented by all of the issued and outstanding Equity Interests in Holdings, or (d) occupation of a majority of the seats (other than vacant seats) on the board of directors of LLC or Holdings by Persons who were neither (i) nominated by the board of directors of LLC or Holdings, respectively or (ii) appointed by directors so nominated or (e) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person (except Holdings or, prior to the Contribution Date, LLC) of any Equity Interest in the Borrower.

         A "CHANGE IN KEY MANAGEMENT" shall have occurred on the first date on which any three of the following offices are held by Persons who did not hold such office as of the Effective Date (or, in the case of the chief financial officer, the date on which a person is first appointed or elected to such office): chief executive officer, chief financial officer, chief information officer, senior vice president of sales and marketing and senior vice president of operations and engineering.

         "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after such date or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after such date.

         "CLASS" (a) when used with respect to Lenders, refers to whether such Lenders are Tranche A Lenders or Tranche B Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Tranche A Commitments or Tranche B Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Tranche A Loans or Tranche B Loans.

         "COLLATERAL" means any and all "Collateral" as defined in the Security Agreement.

         "COLLATERAL ACCOUNT" has the meaning specified in Section 1 of the Security Agreement.

         "COLLATERAL AGENT" has the meaning specified in Section 1 of the Security Agreement.

         "COLLATERAL AND GUARANTEE REQUIREMENT" means the requirement that:

                  (i) the Collateral Agent shall have received from each Credit Party either (i) a counterpart of the Security Agreement duly executed and delivered on behalf of such Credit Party or (ii) in the case of any Person that becomes a Credit Party after the Effective Date, a Security Agreement Supplement, duly executed and delivered on behalf of such Credit Party;

                  (ii) all outstanding Equity Interests in any other Person owned by or on behalf of any Credit Party shall have been pledged pursuant to the Security Agreement (except that the Credit Parties shall not be required to pledge more than 66% of the outstanding voting Equity Interests in any Foreign Subsidiary that is not a Credit Party) and the Collateral Agent shall have received all certificates or other instruments representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (iii) all documents and instruments, including Uniform Commercial Code financing statements and Mortgages, required by law or reasonably requested by the Collateral Agent or the Required Lenders to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

                  (iv) the Collateral Agent shall have received, with respect to real property owned by any Credit Party and with respect to any lease entered into by any Credit Party with respect to real property at which any material Telecommunications Assets are to be located, to the extent required pursuant to Section 5.13(b) or (c), (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the Credit Party which is the record owner of such Mortgaged Property or the lessee with respect thereto, as the case may be, (ii) if so requested by the Administrative Agent, a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, (iii) landlord waivers or consents, in form and substance satisfactory to the Collateral Agent, if such waivers or consents can be obtained after exercise by such Credit Party of its reasonable best efforts, (iv) appropriate Uniform Commercial Code fixture financing statements, satisfactory to the Collateral Agent, and (v) such surveys, abstracts, appraisals, mortgagee estoppel letters, legal opinions and other documents as the Collateral Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property;

                  (v) with respect to any Interconnection Agreement, each Credit Party shall have used its best efforts to cause to be executed and delivered to the Collateral Agent a consent agreement by each party thereto in form and substance reasonably satisfactory to the Collateral Agent and each additional document, instrument or other item of information reasonably requested by the Administrative Agent;

                  (vi) each Credit Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder; and

              (vii) each Credit Party shall have taken all other action required under the Security Documents to perfect, register and/or record the Liens granted by it thereunder.

         "COMMITMENT" means a Tranche A Commitment or Tranche B Commitment, or any combination thereof (as the context requires).

         "COMMUNICATIONS LAW" means the Communications Act of 1934, as amended, and all rules and regulations thereunder, or any successor statute or statutes thereto (including, without limitation, the Telecommunications Act of 1996) and all rules and regulations thereunder, and all rules and regulations of the FCC, any applicable PUC or any other applicable Governmental Authority related to the provision of telecommunication or broadcast services, each as amended or supplemented from time to time.

         "COMMUNICATIONS LICENSE" means any license for the provision of telephony service, and any other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by FCC or other applicable Governmental Authority, including, without limitation, any PUC Authorization and any of the foregoing authorizing or permitting the acquisition, construction or operation of Network Facilities or any other system for the provision of telephony service.

         "CONNECTSOUTH COMPANIES" means the Borrower, Holdings and the Subsidiaries.

         "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, the amount by which:

         (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and the net amount of payment obligations pursuant to Hedging Agreements) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP,
(ii) any interest accrued during such period, in respect of Debt of the Borrower or any Subsidiary, that is required under GAAP to be capitalized rather than included in consolidated interest expense for such period, and (iii) any cash payments made during such period in respect of amortization of debt discount or accrued interest payable in kind that were amortized or accrued in a previous period, exceeds

         (b) to the extent included in such consolidated interest expense for such period, any non-cash amounts.

         "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period,
(iii) any extraordinary charges for such period and (iv) all amounts attributable to depreciation and amortization and all other non-cash charges or losses for such period and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period and (ii) all other non-cash gains or profits for such period, all determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of (a) Consolidated Cash Interest Expense for such period, (b) the aggregate amount of scheduled principal payments made or to be made during such period in respect of Long-Term Debt of the Borrower and its Subsidiaries (except payments made by the Borrower or any Subsidiary to the Borrower or any Subsidiary), (c) the aggregate amount of principal payments (except scheduled principal payments) made during such period in respect of Long-Term Debt of the Borrower and its Subsidiaries, in each case to the extent that such payment reduced any scheduled principal payments that would have become due within such period, (d) Capital Expenditures for such period and (e) the aggregate amount of Taxes paid in cash by the Borrower and its Subsidiaries during such period.

         "CONSOLIDATED NET INCOME" means, for any period, the net income or loss of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (adjusted to reflect any charge, tax or expense incurred or accrued by Holdings for such period as though such charge, tax or expense had been incurred by the Borrower, to the extent that the Borrower has made or would be entitled under the Loan Documents to make any payment to or for the account of Holdings in respect thereof, but eliminating intercompany charges and expenses); provided that there shall be excluded (a) the income of any Person (except the Borrower) in which any other Person (except the Borrower, a Subsidiary or a director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent that dividends or other distributions were actually paid by such Person to the Borrower or any Subsidiary during such period, and (b) the income or loss of any Person accrued before (i) the date it becomes a Subsidiary, (ii) the date it is merged into or consolidated with the Borrower or any Subsidiary or (iii) the date its assets are acquired by the Borrower or any Subsidiary.

         "CONTRIBUTION AGREEMENT" means the contribution agreement dated on or around the date hereof between LLC, the Borrower and Holdings.

         "CONTRIBUTION DATE" means the date on which the contribution by LLC of common stock of Borrower to Holdings is consummated pursuant to the Contribution Agreement.

         "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "CREDIT PARTIES" means the Borrower and the Guarantors.

         "DEBT" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person on which interest charges are customarily paid, (d) all payment obligations of such Person incurred pursuant to Hedging Agreements, (e) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (f) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business, it being understood that accounts payable with respect to Telecommunications Assets incurred in the ordinary course of business on customary business terms and having payment terms of up to 90 days after acceptance shall be so excluded), (g) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (h) all Guarantees by such Person of Debt of others,
(i) all Capital Lease Obligations of such Person, (j) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (k) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that contractual provisions binding on the holder of such Debt provide that such Person is not liable therefor.

         "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "DISCLOSED MATTERS" means the actions, suits, proceedings and environmental matters disclosed in Schedule 3.06.

         "DOMESTIC LENDING OFFICE" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

         "DOLLARS" or "$" refers to lawful money of the United States.

         "EFFECTIVE DATE" means the date on which each of the conditions specified in Section 4.01 is satisfied (or waived in accordance with Section 9.02).

         "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Substances or health and safety matters.

         "ENVIRONMENTAL LIABILITIES" means all liabilities in connection with or relating to the business, assets presently owned, leased or operated property, activities (including, without limitation, off-site disposal) or operations of the Borrower and each Subsidiary, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

         "EQUITY FINANCING" means (i) the capital contributions made or to be made by the members of LLC to LLC pursuant to the LLC Agreement as in effect on the date hereof and (ii) the capital contributions made or to be made by LLC to the Borrower or, after the Contribution Date, Holdings with all of the cash proceeds of the capital contributions described in clause (i).

         "EQUITY INTERESTS" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.

         "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (except an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Internal Revenue Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "EURODOLLAR", when used with respect to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Lender, its office branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or Affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

         "EVENTS OF DEFAULT" has the meaning specified in Article 7.

         "EXCESS CASH FLOW" means, for any Fiscal Year, the sum (without duplication) of:

         (a) the consolidated net income (or loss) of the Borrower and its Subsidiaries for such Fiscal Year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

         (b) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such Fiscal Year; plus

         (c) the amount, if any, by which Net Working Capital decreased during such Fiscal Year; minus

         (d) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such Fiscal Year, and (ii) the amount, if any, by which Net Working Capital increased during such Fiscal Year; minus

         (e) Capital Expenditures for such Fiscal Year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Debt); minus

         (f) cash consideration paid during such Fiscal Year to make acquisitions or other capital investments (except to the extent financed by incurring Long-Term Debt); minus

         (g) the aggregate principal amount of Long-Term Debt repaid by the Borrower and its Subsidiaries during such Fiscal Year, excluding (i) mandatory prepayments of Loans (other than prepayments pursuant to Section 2.09(f)), and
(ii) repayments of Long-Term Debt financed by incurring other Long-Term Debt.

         "EXCLUDED TAXES" means, with respect to any Lender Party or other recipient of a payment made by or on account of any obligation of the Borrower hereunder:

         (a) income or franchise taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located;

         (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above; and

         (c) in the case of a Foreign Lender, any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or designates a new lending office or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.15(e).

Notwithstanding the foregoing, a withholding tax will not be an "Excluded Tax" to the extent that (A) it is imposed on amounts payable to a Foreign Lender by reason of an assignment made to such Foreign Lender at the Borrower's request pursuant to Section 2.17(b), (B) it is imposed on amounts payable to a Foreign Lender by reason of any other assignment and does not exceed the amount for which the assignor would have been indemnified pursuant to Section 2.15 or (C) in the case of designation of a new lending office, it does not exceed the amount for which such Foreign Lender would have been indemnified if it had not designated a new lending office.

         "FCC" means the Federal Communications Commission or any successor Governmental Authority.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on such Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System of the United States.

         "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower (or at any time that Borrower does not have an officer with any such title or designation, an officer of the Borrower whom the Borrower notifies the Administrative Agent has been designated to perform such function for the purpose of this Agreement).

         "FINANCING TRANSACTIONS" means (a) the execution, delivery and performance by each Credit Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and (b) the Equity Financing.

         "FISCAL QUARTER" means a fiscal quarter of the Borrower.

         "FISCAL YEAR" means a fiscal year of the Borrower.

         "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction outside the United States.

         "FOREIGN SUBSIDIARY" means a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of a jurisdiction outside the United States, and conducting substantially all of its operations outside the United States, other than any such entity that is (whether as a matter of law, pursuant to an election by such entity or otherwise) treated as a partnership in which any Credit Party is a partner or as a branch of any Credit Party for United States income tax purposes.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its consolidated Subsidiaries delivered to the Lenders.

         "GOVERNMENTAL AUTHORITY" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GUARANTEE" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "GUARANTORS" means Holdings, the Subsidiary Guarantors and, prior to the Contribution Date, LLC.

         "HAZARDOUS SUBSTANCES" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging arrangement.

         "HOLDINGS" means ConnectSouth Holdings, Inc., a Delaware corporation.

         "INDEMNIFIED TAXES" means all Taxes except Excluded Taxes.

         "INTERCONNECTION AGREEMENT" means any interconnection agreement entered into by any Credit Party, and any other agreement entered into by any Credit Party with respect to collocation of Telecommunications Assets, in each case with another telecommunications provider, as the same, subject to Section 6.11, may be modified from time to time.

         "INTEREST ELECTION" means an election by the Borrower to change or continue the Interest Type of a Borrowing in accordance with Section 2.05.

         "INTEREST PAYMENT DATE" means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, if such Interest Period is longer than three months, each day during such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

         "INTEREST PERIOD" means, with respect to any Eurodollar Borrowing, the period beginning on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be deemed to be the effective date of the most recent conversion or continuation of such Borrowing.

         "INTEREST RATE PROTECTION AGREEMENT" has the meaning specified in
Section 5.14.

         "INTEREST TYPE", when used with respect to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "INVESTOR GROUP" means, collectively, MSDWCP, MSDWVP, Chisolm Partners IV, L.P., Kennedy Partners II, L.L.C., Fleet Ventures Resources, Inc., Fleet Equity Partners VI, L.P., Waller-Sutton Media Partners, L.P. and the Management Members (as defined in the Transaction Agreement as in effect on the date hereof) and their respective Affiliates.

         "IPO" means an initial public offering of Equity Interests of Holdings for gross cash proceeds of not less than $75,000,000.

         "LENDER PARTIES" means the Lenders and the Administrative Agent.

         "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment, other than any such Person that ceases to be a party hereto pursuant to an Assignment.

         "LEVERAGE RATIO" means, on any day, the ratio of (a) Total Debt as of such day (other than (i) any Debt described in clause (d) of the definition of "Debt", (ii) any Debt described in clause (g) of such definition and constituting Debt of others described in clause (d) of such definition and
(iii) any Debt described in clause (h) of such definition and constituting a Guarantee of Debt described in clause (d) of such definition) to (b) Consolidated EBITDA for the period of two consecutive Fiscal Quarters (subject to Section 6.15) ended on such day (or, if such day is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended before such day) multiplied by two.

         "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service

(or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days before the beginning of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. If such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days before the beginning of such Interest Period.

         "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LLC" means iConnect, L.L.C., a Delaware limited liability company, and its successors.

         "LLC AGREEMENT" means the Limited Liability Company Agreement dated as of September 29, 1999 among the members of LLC party thereto attached as Exhibit E, as amended from time to time.

         "LLC LETTER AGREEMENT" means the letter agreement dated on or before the Effective Date between LLC, the Borrower, Holdings and the Lenders party thereto.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the LLC Letter Agreement, the Contribution Agreement and the Security Documents.

         "LOANS" means loans made by the Lenders to the Borrower pursuant to this Agreement.

         "LONG-TERM DEBT" means any Debt that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the ConnectSouth Companies taken as a whole, (b) the ability of any Credit Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders or the Administrative Agent under any Loan Document.

         "MATERIAL AGREEMENTS" means the Interconnection Agreements and the other agreements listed under the headings "Master Purchase Agreements" and "Software Purchase and License Agreements" on Schedule 3.11, as the same, subject to Section 6.11, may be modified from time to time.

         "MATERIAL DEBT" means Debt (other than obligations in respect of the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more ConnectSouth Companies in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Debt, the "principal amount" of the obligations of any ConnectSouth Company in respect of any Hedging Agreement at any time will be the maximum aggregate amount (after giving effect to any netting agreements) that such ConnectSouth Company would be required to pay if such Hedging Agreement were terminated at such time.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGE" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage must be satisfactory in form and substance to the Administrative Agent.

         "MORTGAGED PROPERTY" means (i) each parcel of real property and the improvements thereto owned or leased by a Credit Party and identified as a Mortgaged Property on Schedule 3.05, and (ii) each parcel of real property and improvements thereto with respect to which a Mortgage is granted after the Effective Date pursuant to Section 5.12 or 5.13.

         "MSDWCP" means, collectively, Morgan Stanley Dean Witter Capital Partners IV, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P. and MSDW IV 892 Investors, L.P.

         "MSDWVP" means Morgan Stanley Dean Witter Venture Partners IV, L.P.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NETWORK FACILITY" means the switches and network of digital and analog facilities owned or leased by the Borrower or any of its Subsidiaries for use in the provision of telecommunications, internet and related services.

         "NET PROCEEDS" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, in each case net of
(b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the ConnectSouth Companies to third parties (other than Affiliates, except Morgan Stanley Senior Funding, Inc. and its Affiliates, to the extent that such fees and expenses are paid in respect of investment banking, financial advice, underwriting and related services, and the amount of such fees and out-of-pocket expenses are not greater than that which would be charged on an arms-length basis by unrelated third parties) in connection with such event,
(ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction, a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the ConnectSouth Companies as a result of such event to repay Debt (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the ConnectSouth Companies, and the amount of any reserves established by the ConnectSouth Companies to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the Financial Officer).

         "NET WORKING CAPITAL" means, at any date, (a) the consolidated current assets of the Borrower and its Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its Subsidiaries as of such date (excluding current liabilities in respect to Debt and excluding accounts payable with respect to Telecommunications Assets incurred in the ordinary course of business having terms of up to 90 days, which accounts payable the Borrower has undertaken in writing to the Administrative Agent to pay with the proceeds of Long-Term Debt to be borrowed or issued under this Agreement or another committed or underwritten facility). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

         "NOTE" means any promissory note of the Borrower substantially in the form of Exhibit F issued pursuant to Section 2.07(e).

         "OTHER TAXES" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "PARTICIPANTS" has the meaning specified in Section 9.04(e).

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "PERFECTION CERTIFICATE" means a certificate in the form of Exhibit B to the Security Agreement or any other form approved by the Administrative Agent.

         "PERMITTED INVESTMENTS" means investments in:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

         (b) commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

         (c) certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of at least $500,000,000; and

         (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

         "PERMITTED LIENS" means:

         (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.05;

         (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

         (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

         (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 7; and

         (f) easements, zoning restrictions, survey exceptions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Liens" shall not include any Lien that secures Debt.

         "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "PLAN" means any employee pension benefit plan (except a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA.

         "PREPAYMENT EVENT" means:

         (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property of the Borrower or any Subsidiary to any Person, except (i) dispositions described in Section 6.05(a),
(ii) dispositions to the Borrower or any Subsidiary Guarantor and (iii) other dispositions resulting in aggregate Net Proceeds not exceeding $1,000,000 during any Fiscal Year;

         (b) any casualty or other insured damage to any property of the Borrower or any Subsidiary, or any taking of any such property under power of eminent domain or by condemnation or similar proceeding, or any transfer of any such property in lieu of a condemnation or similar taking thereof;

         (c) any receipt of Tax refunds, proceeds from the termination of a Plan, indemnity payments and other similar cash receipts not generated in the ordinary course of business;

         (d) the issuance by any ConnectSouth Company of any Equity Interest, or the receipt by any ConnectSouth Company of any capital contribution, other than (i) any such issuance of an Equity Interest to, or receipt of any such capital contribution from, a ConnectSouth Company, (ii) the Equity Financing, (iii) the Additional Equity Financing, (iv) any such issuance or capital contribution so long as the Net Proceeds therefrom are Capex Equity Proceeds and (v) any other such issuance or capital contribution so long as the Net Proceeds therefrom, together with the Net Proceeds from all other such issuances or capital contributions that have been consummated since the Effective Date, do not exceed $500,000.

         (e) the incurrence by any ConnectSouth Company of any Debt, other than Debt described in clauses (i) through (vii), inclusive, of Section 6.01(a) and in clauses (i) and (ii) of Section 6.01(b).

         "PRIME RATE" means the rate of interest per annum publicly announced from time to time by First Union National Bank as its prime rate in effect at its principal office in Charlotte, North Carolina. Each change in the Prime Rate will be effective for purposes hereof from and including the date such change is publicly announced as being effective.

         "PUC" means any state, provincial or other local regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Network Facility or telephony system or over Persons who own, construct or operate a Network Facility or any such system, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

         "PUC AUTHORIZATIONS" means all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from, any PUC.

         "REGISTER" has the meaning specified in Section 9.04(c).

         "REGULATED ACTIVITY" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

         "RELATED FUND" means, with respect to any Lender (or proposed assignee which becomes a Lender pursuant to Section 9.04(b)) that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender, or by any Affiliate of such Lender or investment advisor, and which has aggregate contributed capital of not less than 10 times its aggregate Commitments at the time it becomes a Lender.

         "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates.

         "RELEASE" means any discharge, emission or release, including a Release as defined in CERCLA at 42 U.S.C. Section 9601(22). The term "RELEASED" has a corresponding meaning.

         "REQUIRED LENDERS" means, at any time, Lenders having Loans and unused Commitments representing more than 66 2/3% of the sum of all outstanding Loans and unused Commitments at such time.

         "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in any ConnectSouth Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of
(i) any Equity Interest in any ConnectSouth Company or (ii) any option, warrant or other right to acquire any such Equity Interest (including, for this purpose, any payment in respect of any Equity Interest under a Synthetic Purchase Agreement).

         "S&P" means Standard & Poor's.

         "SEC" means the Securities and Exchange Commission.

         "SECURED OBLIGATIONS" has the meaning specified in Section 1 of the Security Agreement.

         "SECURED PARTIES" has the meaning specified in Section 1 of the Security Agreement.

         "SECURITY AGREEMENT" means the Guarantee and Security Agreement among the Credit Parties and the Administrative Agent, substantially in the form of Exhibit C.

         "SECURITY AGREEMENT SUPPLEMENT" has the meaning set forth in the Security Agreement.

         "SECURITY DOCUMENTS" means the Security Agreement, the Mortgages and each other security agreement, instrument or document executed and delivered in compliance with the Collateral and Guaranty Requirement or pursuant to Section
5.12 or 5.13 to secure any of the Secured Obligations, each as may be amended, restated, supplemented or otherwise modified from time to time.

         "STAGE ONE COVENANT PERIOD" means the period commencing on the Effective Date and ending on the day immediately prior to the first day of the Stage Two Covenant Period.

         "STAGE TWO COVENANT PERIOD" means the period commencing on the last day of the first Fiscal Quarter ending after the earlier of:

         (a) the date on which (i) the Borrower has delivered financial information pursuant to Section 5.01(a) or (b) and the accompanying certificate of a Financial Officer in each case evidencing that Consolidated EBITDA in each of the immediately preceding two Fiscal Quarters was a positive number and (ii) the Leverage Ratio on the last day of the Fiscal Quarter most recently ended is less than or equal to 10.0:1, and

         (b)      June 30, 2003.

         "STATUTORY RESERVE ADJUSTMENT" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board). Such reserve percentages will include those imposed pursuant to such Regulation D. Eurodollar Loans will be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Adjustment will be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage.

         "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, (a) any corporation, limited liability company, partnership or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other corporation, limited liability company, partnership or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is otherwise Controlled as of such date, by the parent and/or one or more of its subsidiaries.

         "SUBSIDIARY" means any subsidiary of the Borrower.

         "SUBSIDIARY GUARANTORS" has the meaning set forth in the Security Agreement.

         "SYNTHETIC PURCHASE AGREEMENT" means any agreement pursuant to which the Borrower or a Subsidiary is or may become obligated to make any payment (i) in connection with the purchase by any third party of any Equity Interest or
(ii) the amount of which is determined by reference to the price or value at any time of any Equity Interest; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Borrower or its Subsidiaries (or their heirs or estates) will be deemed to be a Synthetic Purchase Agreement.

         "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "TELECOMMUNICATIONS ASSETS" means fiber optic cable, data switches, transmission equipment, and other ancillary equipment and related tangible assets and related rights with respect to computer software and other intellectual property, all as necessary for the installation and operation of a switch room or central office and collocation with other telecommunication providers which will enable the Borrower or a Subsidiary Guarantor to offer digital subscriber line (excluding any customer premises equipment), web hosting and telecommunication, internet and related services, as well as all software and hardware associated with the network operating center and back office systems (including OSS, billing systems, and data services), together with all related installation, support and related costs for taxes, insurance, shipping and freight, provided that such costs are capitalized according to GAAP.

         "TOTAL CAPITALIZATION" means, as of any date, the sum of (x) Total Debt, and (y) consolidated stockholders' equity of the Borrower and its Subsidiaries (including for this purpose any amount attributable to stock which is required to be redeemed or is redeemed at the option of the holder, if certain events or conditions occur or exist or otherwise), in each case determined at such date.

         "TOTAL DEBT" means, as of any date, the sum of the aggregate principal amount of Debt of the Borrower and its Subsidiaries outstanding as of such date (computed on a consolidated basis).

         "TOTAL REVENUE" means, with respect to the Borrower and its Subsidiaries for any period, total revenue thereof for such period determined on a consolidated basis at any date of determination.

         "TRANCHE A AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the Tranche A Availability Period End Date.

         "TRANCHE A AVAILABILITY PERIOD END DATE" means the date which numerically corresponds to the date which is 24 calendar months after the Effective Date, as such date may be extended pursuant to Section 2.01(c) or, if that date is not a Business Day, the next preceding Business Day.

         "TRANCHE A COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Loan, expressed as an amount representing the maximum principal amount of the Tranche A Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to Assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment pursuant to which such Lender shall have assumed its initial Tranche A Commitment, as applicable. The initial aggregate amount of the Tranche A Commitments is $100,000,000.

         "TRANCHE A LENDER" means a Lender with a Tranche A Commitment or an outstanding Tranche A Loan.

         "TRANCHE A LOAN" means a Loan made pursuant to Section 2.01(a)(i).

         "TRANCHE A MATURITY DATE" means the date which numerically corresponds to the date which is 78 calendar months after the Effective Date or, if that date is not a Business Day, the next preceding Business Day.

         "TRANCHE B AVAILABILITY PERIOD" means the period commencing on and including the Effective Date and ending on but excluding the Tranche B Availability Period End Date.

         "TRANCHE B AVAILABILITY PERIOD END DATE" means December 31, 2000, or such later date as may be agreed to by the Borrower, the Administrative Agent and the Required Lenders.

         "TRANCHE B COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Loan, expressed as an amount representing the maximum principal amount of the Tranche B Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Commitment is set forth on Schedule 2.01, or in the Assignment pursuant to which such Lender shall have assumed its initial Tranche B Commitment, as applicable. The initial aggregate amount of the Tranche B Commitments is $25,000,000.

         "TRANCHE B LENDER" means a Lender with a Tranche B Commitment or an outstanding Tranche B Loan.

         "TRANCHE B LOAN" means a Loan made pursuant to Section 2.01(a)(ii).

         "TRANCHE B MATURITY DATE" means the date which falls on the seventh anniversary of the Effective Date, or, if that date is not a Business Day, the next preceding Business Day.

         "TRANSACTION LIENS" means the Liens on Collateral granted by the Credit Parties under the Security Documents.

         "UNITED STATES" means the United States of America.

         "VOLUNTARY PREPAYMENT FEE PERCENTAGE" means:

         (a) with respect to any prepayment of all or part of any Tranche A Loan occurring on a date during any period set forth below, the percentage set forth opposite such period:

                           PERIOD                                                PERCENTAGE
                           ------                                                ----------

 Period from and including Effective Date to but excluding
 the 1(st) anniversary of Effective Date                                              1%

                           PERIOD                                                PERCENTAGE
                           ------                                                ----------

 Period from and including the 1(st) anniversary of the Effective
 Date to but excluding the 2(nd) anniversary of the Effective
 Date                                                                               0.5%

 Thereafter                                                                           0%

         (b) with respect to any prepayment of all or part of any Tranche B Loan occurring on a date during any period set forth below, the percentage set forth opposite such period:

                           PERIOD                                                PERCENTAGE
                           ------                                                ----------

 Period from and including the 1(st) anniversary of Effective
 Date to but excluding the 2(nd) anniversary of the Effective
 Date                                                                                 2%

 Period from and including the 2(nd) anniversary of the
 Effective Date to but excluding the 3(rd) anniversary of the
 Effective Date                                                                       1%

 Thereafter                                                                           0%

         "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Tranche A Loan") or by Interest Type (e.g., a "Eurodollar Loan") or by Class and Interest Type (e.g., a "Eurodollar Tranche A Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Tranche A Borrowing") or by Interest Type (e.g., a "Eurodollar Borrowing") or by Class and Interest Type (e.g., a "Eurodollar Tranche A Borrowing").

         SECTION 1.03. Terms Generally. The definitions of terms herein apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "INCLUDE", "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION". The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "HEREIN", "HEREOF" and "HEREUNDER", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the word "PROPERTY" shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.04. Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment of any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be applied on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE 2
                                  THE CREDITS

         SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein:

                  (i) each Tranche A Lender agrees to make Tranche A Loans available to the Borrower from time to time during the Tranche A Availability Period in an aggregate principal amount that will not at any time result in (A) such aggregate outstanding principal amount exceeding its Tranche A Commitment or (B) the aggregate outstanding principal amount of the Tranche A Loans of all Lenders exceeding the Borrowing Base; and

                  (ii) each Tranche B Lender agrees to make Tranche B Loans available to the Borrower from time to time during the Tranche B Availability Period in an aggregate principal amount that will not at any time result in such aggregate outstanding principal amount exceeding its Tranche B Commitment.

Amounts repaid in respect of Loans may not be reborrowed.

         (b) The Commitments of the Lenders are several, i.e., the failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, and no Lender shall be responsible for any other Lender's failure to make Loans as and when required hereunder.

         (c) The Borrower may request, on one occasion only, that the Tranche A Lenders extend the Tranche A Availability Period End Date to the date that is six months after the date on which the Tranche A Availability Period would otherwise have expired (the "ORIGINAL EXPIRATION DATE"). If the Borrower wishes to do so, the Borrower shall give written notice of such request to the Administrative Agent not less than 45 days and not more than 90 days prior to the Original Expiration Date, whereupon the Administrative Agent shall notify each of the Tranche A Lenders of such notice. Each Tranche A Lender will use its reasonable efforts to respond to such request, whether affirmatively or negatively, within 30 days. If Tranche A Lenders having Tranche A Loans and unused Tranche A Commitments representing more than 50% of the sum of all outstanding Tranche A Loans and unused Tranche A Commitments respond affirmatively, then effective on the Original Expiration Date, so long as no Default has occurred and is then continuing, the Tranche A Availability Period End Date shall be extended to the date that is six months after the Original Expiration Date.

         SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Interest Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class, as the Borrower may request (subject to Section 2.12) in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan. Any exercise of such option shall not affect the Borrower's obligation to repay such Loan in accordance with the terms of this Agreement.

         (b) At the beginning of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000 or the unused amount of Tranche A Commitments or Tranche B Commitments, as the case may be, if less. When each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000, or the unused amount of Tranche A Commitments or Tranche B Commitments, as the case may be, if less.

         (c) Notwithstanding any other provision hereof, the Borrower will not be entitled (x) to request any Tranche A Loans until (A) the Tranche B Commitments have been fully utilized and (B) LLC shall have received gross cash proceeds of at least $96,500,000 from the Equity Financing and shall have contributed all such cash proceeds to Holdings or the Borrower as a capital contribution and (C) Holdings shall have contributed any such cash proceeds received by it from LLC to the Borrower as a capital contribution, (y) to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Tranche A Maturity Date or the Tranche B Maturity Date, as applicable, or (z) to request more than two Borrowings in any single month without the prior consent of the Administrative Agent, such consent not to be unreasonably withheld.

         (d) Notwithstanding any other provision hereof, if Morgan Stanley Senior Funding, Inc. has, on or before the Effective Date, notified the Borrower in writing that it intends to syndicate the Commitments, then prior to the earlier of (x) the 60(th) day following the Effective Date and (y) the date which is notified to the Borrower by Morgan Stanley Senior Funding, Inc. as the date on which such syndication (and the resultant addition of Lenders) has been completed, the Borrower will not be entitled to request Eurodollar Loans having an Interest Period greater than one month.

         SECTION 2.03. Requests to Borrow. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) whether the requested Borrowing is to be a Tranche A Borrowing or Tranche B Borrowing;

                  (ii)     the aggregate amount of such Borrowing;

                  (iii)    the date of such Borrowing, which shall be a Business
         Day;

                  (iv) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

                  (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of "Interest Period" and Section 2.02; and

                  (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Interest Type of a Borrowing is specified, the requested Borrowing will be a Base Rate Borrowing. If no Interest Period with respect to a requested Eurodollar Borrowing is specified, the Borrower will be deemed to have selected an Interest Period of one month's duration. Promptly after it receives a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the relevant Class as to the details of such Borrowing Request and the amount of such Lender's Loan to be made pursuant thereto.

         SECTION 2.04. Funding. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent shall make such funds available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

         (b) Unless the Administrative Agent shall have received notice from a Lender before the proposed date of any Borrowing that such Lender will not make its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04(a) and may, in reliance on such assumption, make a corresponding amount available to the Borrower. In such event, if a Lender has not in fact made its share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the day such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate in effect with respect to the Borrowing. If such Lender pays such amount to the Administrative Agent, such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Interest Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Interest Type or, in the case of a Eurodollar Borrowing, to continue such Borrowing for one or more additional Interest Periods, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

         (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under 2.03 if the Borrower were requesting that a Borrowing of the Interest Type resulting from such election be made on the effective date of such election. Each such telephonic Interest Election shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election in a form approved by the Administrative Agent and signed by the Borrower.

         (c) Each telephonic and written Interest Election shall specify the following information in compliance with Section 2.02 and subsection (e) of this Section:

                  (i) the Borrowing to which such Interest Election applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period" and Section 2.02.

If an Interest Election requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower will be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly after it receives an Interest Election, the Administrative Agent shall advise each Lender of the relevant Class as to the details thereof and such Lender's portion of each resulting Borrowing.

         (e) If the Borrower fails to deliver a timely Interest Election with respect to a Eurodollar Borrowing before the end of an Interest Period applicable thereto, then, unless repaid, such Borrowing will be converted to a Base Rate Borrowing at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing will be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto on the date of such notice.

         SECTION 2.06. Termination and Reduction of Commitments. (a) Unless previously terminated, the Tranche A Commitments and Tranche B Commitments will terminate on the Tranche A Availability Period End Date and the Tranche B Availability Period End Date, respectively.

         (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) the amount of each reduction of the Commitments of any Class shall be an integral multiple of $100,000 and not less than $1,000,000, or the amount necessary to reduce the Commitments in any Class to $0, (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect thereto, the aggregate outstanding principal amount of the Tranche A Loans would exceed the aggregate Tranche A Commitments or the aggregate outstanding principal amount of the Tranche B Loans would exceed the aggregate Tranche B Commitments, and (iii) the Borrower may not terminate or reduce the Tranche B Commitments prior to the first anniversary of the Effective Date.

         (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under subsection (b) of this Section at least three Business Days before the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly after it receives any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section will be irrevocable. Any termination or reduction of the Commitments of any Class will be permanent and will be made ratably among the Lenders in accordance with their respective Commitments of such Class.

         SECTION 2.07. Repayment of Loans at Maturity; Evidence of Debt. (a) The Borrower unconditionally promises to pay to the Administrative Agent (i) on the Tranche A Maturity Date, for the account of each Tranche A Lender, the then unpaid principal amount of such Lender's Tranche A Loans, and (ii) on the Tranche B Maturity Date, for the account of each Tranche B Lender, the then unpaid principal amount of such Lender's Tranche B Loans.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Interest Type thereof and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to subsections (b) and (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that any failure by any Lender or the Administrative Agent to maintain such accounts or any error therein shall not affect the Borrower's obligation to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans of any Class made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

         SECTION 2.08. Scheduled Amortization. (a) Subject to adjustment pursuant to Section 2.08(c), the Borrower shall on each date set forth below (or, if such date is not a Business Day, on the next preceding Business Day) repay to the Administrative Agent (x) for the account of each Tranche A Lender Tranche A Loans in an aggregate principal amount equal to the amount set forth in Column 1 opposite such date and (y) for the account of each Tranche B Lender Tranche B Loans in an aggregate principal amount equal to the amount set forth in Column 2 opposite such date.

                                     COLUMN 1 -       COLUMN 2 -
                                      TRANCHE A        TRANCHE B
                    DATE               AMOUNT           AMOUNT
                   9/30/03          $ 3,750,000       $  312,500
                  12/31/03            3,750,000          312,500
                   3/31/04            3,750,000          312,500
                   6/30/04            3,750,000          312,500
                   9/30/04            6,250,000          312,500
                  12/31/04            6,250,000          312,500
                   3/31/05            6,250,000          312,500
                   6/30/05            6,250,000          312,500
                   9/30/05            7,500,000          312,500
                  12/31/05            7,500,000          312,500
                   3/31/06            7,500,000          312,500
                   6/30/06            7,500,000          312,500
                   9/30/06           15,000,000        5,312,500
                 Tranche A
               Maturity Date         15,000,000
                  12/31/06                             5,312,500
                   3/31/07                             5,312,500
                 Tranche B
               Maturity Date                           5,312,500

         (b)      Any mandatory prepayment of Loans of either Class under
Section 2.09 will be applied to reduce the subsequent scheduled repayments of the Loans of such Class to be made pursuant to this Section in inverse order of maturity. Any optional prepayment of Loans of either Class shall be applied to reduce the subsequent scheduled repayments of the loans of such Class to be made pursuant to this Section ratably.

         (c) If the aggregate outstanding principal amount of Tranche A Loans on the Tranche A Availability Period End Date or Tranche B Loans on the Tranche B Availability Period End Date is less than the initial aggregate amount of the Commitments of such Class, the scheduled repayments of the Loans of such Class shall be reduced ratably to an aggregate amount equal to the aggregate amount of such Loans actually made.

         (d) Before repaying any Loans of either Class pursuant to this Section, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each such repayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing and shall be accompanied by accrued interest on the amount repaid.

         SECTION 2.09. Optional and Mandatory Prepayments. (a) The Borrower will have the right at any time to prepay any Borrowing in whole or in part (as directed by the Borrower), subject to the requirements of this Section 2.09(a); provided that no Tranche B Borrowing may be prepaid under this Section in whole or in part prior to the date which falls on the first anniversary of the Effective Date. Each partial prepayment of any Borrowing shall be in an amount that would be permitted under Section 2.02(b) for a Borrowing of the same Interest Type, except as needed to apply fully the required amount of a mandatory prepayment or to repay in full the outstanding Loans of a Class. Each prepayment shall be accompanied by accrued interest to the extent required by
Section 2.11 and any prepayment fee required by Section 2.10(b).

         (b) If at any time the aggregate outstanding principal amount of Tranche A Loans exceeds the Borrowing Base, the Borrower shall prepay Tranche A Term Borrowings in an amount equal to such excess.

         (c) Within five Business Days after any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event described in clause (a) of the definition of "Prepayment Event", the Borrower shall prepay Borrowings in an aggregate amount equal to such Net Proceeds; provided that, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that (i) the Borrower and its Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to pay the cost of Telecommunication Assets to be used in the business of the Borrower or any Subsidiary Guarantor, (ii) the Telecommunications Assets so acquired will be included in the Collateral at least to the extent that the property affected by such Prepayment Event was included therein and (iii) no Default has occurred and is continuing, then no prepayment will be required pursuant to this subsection in respect of such Net Proceeds (or the portion of such Net Proceeds specified in such certificate, if applicable) except that, if any such Net Proceeds have not been so applied by the end of such 180-day period, a prepayment will be required at that time in an amount equal to the amount of such Net Proceeds that have not been so applied. However, the Borrower will not be entitled to make elections pursuant to the immediately preceding proviso with respect to Net Proceeds aggregating more than $3,000,000 in any Fiscal Year.

         (d) Within five Business Days after any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event described in clause (b) of the definition of "Prepayment Event", the Borrower shall prepay Borrowings in an aggregate amount equal to such Net Proceeds; provided that, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that (i) the Borrower and its Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to repair, restore or replace the property with respect to which such Net Proceeds were received, (ii) if such property is to be replaced, the property acquired to replace it will be included in the Collateral at least to the extent that the property to be replaced was included therein and (iii) no Default has occurred and is continuing, then no prepayment will be required pursuant to this subsection in respect of such Net Proceeds (or the portion of such Net Proceeds specified in such certificate, if applicable) except that, if any such Net Proceeds have not been so applied by the end of such 180-day period, a prepayment will be required at that time in an amount equal to the amount of such Net Proceeds that have not been so applied.

         (e) Within five Business Days after any Net Proceeds are received by or on behalf of a ConnectSouth Company in respect of any Prepayment Event described in clause (d) of the definition of "Prepayment Event", (A) in the case of Holdings, contemporaneously with the receipt thereof, Holdings shall contribute such proceeds to the Borrower as a capital contribution and (B) in the case of Borrower, contemporaneously with the receipt thereof, the Borrower shall prepay Borrowings in an aggregate amount equal to, such Net Proceeds; provided that, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that (i) the Borrower and its Subsidiaries intend to apply up to 50% thereof from such event, within 180 days after receipt of such Net Proceeds, to pay the cost of Telecommunication Assets to be used in the business of the Borrower or any Subsidiary Guarantor, (ii) the Telecommunications Assets so acquired will be included in the Collateral and (iii) no Default has occurred and is continuing, then no prepayment shall be required in respect of the portion of such Net Proceeds specified in such certificate, except that, if any such Net Proceeds have not been so applied by the end of such 180-day period, a prepayment will be required at that time in an amount equal to the amount of such Net Proceeds that have not been so applied.

         (f) Within five Business Days after any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event (other than those described in clauses (a), (b) or (d) of the definition of "Prepayment Event"), the Borrower shall prepay Borrowings in an aggregate amount equal to such Net Proceeds.

         (g) The Borrower shall prepay Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for each Fiscal Year commencing with the Fiscal

Year ending December 31, 2002. Each such prepayment shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the relevant Fiscal Year (and in any event within 90 days after the end of such Fiscal Year).

         (h) Before any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to subsection (i) below. If any optional or mandatory prepayment of Loans is made under this Section 2.09 at a time when Borrowings of both Classes remain outstanding, the Borrower shall select Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated first to the Tranche A Loans and second, when no Tranche A Loans are outstanding, to the Tranche B Loans.

         (i) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of any Borrowing hereunder
(i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment.

         (j) Promptly after any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower (i) shall give written notice to the Administrative Agent setting forth in detail reasonably satisfactory to the Administrative Agent the method used to calculate the amount of such Net Proceeds and (ii) if an Event of Default shall have occurred and be continuing, shall deposit an amount equal to such Net Proceeds in its Collateral Account.

         (k) Amounts deposited in the Borrower's Collateral Account pursuant to this Section may be invested from time to time as provided in the Security Agreement.

         SECTION 2.10. Fees. (a) The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees will be payable in arrears (i) on the last day of March, June, September and December of each year and the day when the Commitments of the relevant Class terminate, commencing on the first such day to occur after the date hereof, and (ii) on the date of termination or expiration of the Commitments. All commitment fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) If any Loan is prepaid by the Borrower pursuant to Section 2.09(a), the Borrower shall at the time of such prepayment pay to each affected Lender in addition to any compensation payable under Section 2.14 a prepayment fee in an amount equal to the amount prepaid multiplied by the Voluntary Prepayment Fee Percentage.

         (c) The Borrower shall pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent.

         (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

         SECTION 2.11. Interest. (a) The Base Rate Loans of each Class shall bear interest at the Alternate Base Rate plus the Applicable Rate for such Class.

         (b) The Loans comprising each Eurodollar Borrowing of each Class shall bear interest for each Interest Period in effect for such Borrowing at the Adjusted LIBO Rate for such Interest Period plus the Applicable Rate for such Class.

         (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal or interest on any Loan, 2% plus the rate applicable to such Loan as provided in the preceding subsections of this Section, (ii) in the case of commitment fees in respect of a particular Class of Commitments, 2% plus the rate applicable to Base Rate Loans of such Class, and (iii) in the case of any other amount, 2% plus the rate applicable to Base Rate Tranche B Loans.

         (d) Interest accrued on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to subsection (c) above shall be payable on demand, (ii) upon any prepayment or repayment of any Loan, interest accrued on the principal amount repaid shall be payable on the date of such repayment and (iii) upon any conversion of a

Eurodollar Loan before the end of the current Interest Period therefor, interest accrued on such Loan shall be payable on the effective date of such conversion.

         (e) All interest hereunder will be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate will be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case will be payable for the actual number of days elapsed (including the first day but excluding the last day). Each applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and its determination thereof will be conclusive absent manifest error.

         SECTION 2.12. Alternate Rate of Interest. If before the beginning of any Interest Period for a Eurodollar Borrowing:

                  (i) the Administrative Agent determines (which determination will be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (ii) Lenders whose Loans to be included in such Borrowing aggregate more than 50% thereof advise the Administrative Agent that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing will be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing will be made as a Base Rate Borrowing.

         SECTION 2.13.  Increased Costs.  (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make Loans) or to reduce any amount received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower shall pay to such Lender such additional amount or amounts as will compensate it for such additional cost incurred or reduction suffered.

         (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

         (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate it or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section will not constitute a waiver of its right to demand such compensation; provided that the Borrower will not be required to compensate a Lender pursuant to this Section for any increased cost or reduction incurred more than 180 days before it notifies the Borrower of the Change in Law giving rise to such increased cost or reduction and of its intention to claim compensation therefor. However, if the Change in Law giving rise to such increased cost or reduction is retroactive, then the 180-day period referred to above will be extended to include the period of retroactive effect thereof.

         SECTION 2.14. Break Funding Payments. If (i) any principal of any Eurodollar Loan is repaid on a day other than the last day of an Interest Period applicable thereto (including as a result of a mandatory prepayment or scheduled repayment or an Event of Default), (ii) any Eurodollar Loan is converted on a day other than the last day of an Interest Period applicable thereto, (iii) the Borrower fails to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto or (iv) any Eurodollar Loan is assigned on a day other than the last day of an Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such case, the Borrower shall compensate each Lender for its loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost and expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the end of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have begun on the date of such failure), over (B) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the beginning of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.15. Taxes. (a) All payments by the Borrower under the Loan Documents shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable will be increased as necessary so that, after all required deductions (including deductions applicable to additional sums payable under this Section) are made, each relevant Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify each Lender Party, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Lender Party on or with respect to any payment by or on account of any obligation of the Borrower under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender Party on its own behalf, or by the Administrative Agent on behalf of a Lender Party, shall be conclusive absent manifest error.

         (d) As soon as practicable after the Borrower pays any Indemnified Taxes or Other Taxes to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the laws of the United States, or any treaty to which the United States is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation. If any such Foreign Lender becomes subject to any Tax because it fails to comply with this subsection as and when prescribed by applicable law, the Borrower shall take such steps as such Foreign Lender shall reasonably request to assist such Foreign Lender to recover such Tax.

         SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it under the Loan Documents (whether of principal, interest or fees, or amounts payable under Section 2.13, 2.14 or 2.15 or otherwise) before the time expressly required under the relevant Loan Document for such payment (or, if no such time is expressly required, before 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amount received after such time on any day may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1585 Broadway, New York, New York, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment will be extended to the next succeeding Business Day and, if such payment accrues interest, interest thereon will be payable for the period of such extension. All payments under each Loan
Document shall be made in dollars.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (d) Unless, before the date on which any payment is due to the Administrative Agent for the account of one or more Lender Parties hereunder, the Administrative Agent receives from the Borrower notice that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to each relevant Lender Party the amount due to it. In such event, if the Borrower has not in fact made such payment, each Lender Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender Party with interest thereon, for each day from and including the day such amount is distributed to it to but excluding the day it repays the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender fails to make any payment required to be made by it pursuant to Section 2.04(b), 2.16(d) or 9.03(c), the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.17. Lender's Obligation to Mitigate; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense and (iii) would not otherwise be disadvantageous to such Lender. The Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

       Each of Holdings and the Borrower represents and warrants to the Lender Parties that:

       SECTION 3.01. Organization; Powers. Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

       SECTION 3.02. Authorization; Enforceability. The Financing Transactions to be entered into by each Credit Party are within such Credit Party's corporate or partnership powers and have been duly authorized by all necessary corporate or partnership and, if required, stockholder or member action. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Credit Party is to be a party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Credit Party, as the case may be, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

       SECTION 3.03. Governmental Approvals; No Conflicts. The Financing Transactions (a) do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect the Transaction Liens and (iii) approvals referred to in Schedule A to the Contribution Agreement required in connection with the transfer of the equity of the Borrower from LLC to Holdings, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or its assets, or give rise to a right thereunder to require any Credit Party to make any payment, and (d) will not result in the creation or imposition of any Lien (other than the Transaction Liens) on any asset of any Credit Party.

       SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheet as of December 31, 1999 and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, reported on by Ernst & Young LLC, independent public accountants, and (ii) its consolidated balance sheet as of March 31, 2000 and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Quarter then ended, all certified by its Financial Officer. Such financial statements present fairly, in all material respects, the financial position of the Borrower and its consolidated Subsidiaries as of such dates and their results of operations and cash flows for such periods in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

         (b) None of the Credit Parties has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses, except as disclosed in the financial statements referred to above or the notes thereto and except for the Disclosed Matters.

         (c) Since March 31, 2000, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Credit Parties, taken as a whole.

         SECTION 3.05. Properties. (a) Each Credit Party has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for Permitted Liens or minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

         (b) Each Credit Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Credit Parties does not infringe upon the rights of any other Person, except for infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (c) Schedule 3.05 sets forth the correct address and a brief description of each real property that is owned or leased by the Borrower or any Subsidiary as of the Effective Date.

         (d) As of the Effective Date, no Credit Party has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

         SECTION 3.06. Litigation and Environmental Matters. (a) Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting any Credit Party (i) as to which there is a reasonable possibility of adverse determinations that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Financing Transactions.

         (b) Except for the Disclosed Matters and except to the extent that the Environmental Liabilities of any ConnectSouth Company, taken as a whole, that relate to or could result from the matters referred to in clauses (i) through (vi), inclusive, would not exceed $2,000,000 for any one occurrence or $5,000,000 in the aggregate:

                  (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to Holding's or the Borrower's knowledge, threatened by any governmental or other entity with respect to any (A) alleged violation by any ConnectSouth Company of any Environmental Law, (B) alleged failure by any ConnectSouth Company to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business, (C) Regulated Activity or (D) Release of Hazardous Substances;

                  (ii) other than generation in compliance with all applicable Environmental Laws, (A) no ConnectSouth Company has engaged in any Regulated Activity and (B) no Regulated Activity has occurred at or on any property now or previously owned, leased or operated by any ConnectSouth Company;

                  (iii) no polychlorinated biphenyls, radioactive material, urea formaldehyde, lead, asbestos, asbestos-containing material or underground storage tank (active or abandoned) is or has been present at any property now or previously owned, leased or operated by any ConnectSouth Company;

                           (iv) no Hazardous Substance has been Released (and no written notification of such Release has been filed) or is present (whether or not in a reportable or threshold planning quantity) at, on or under any property now or previously owned, leased or operated by any ConnectSouth Company;

                           (v) no property now or previously owned, leased or operated by the Borrower or any Subsidiary or any property to which any ConnectSouth Company has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or, to the Borrower's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up; and

                           (vi) there are no liens under Environmental Laws on any of the real property or other assets owned or leased by any ConnectSouth Company, no government actions have been taken or are in process which could subject any of such properties or assets to such liens and neither the Borrower nor any Subsidiary would be required to place any notice or restriction relating to Hazardous Substances at any property owned by it in any deed to such property.

                  (c) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Borrower or Holdings has knowledge in relation to the current or prior business of the Borrower or any property or facility now or previously owned, leased or operated by the any ConnectSouth Company which has not been delivered to the Lenders at least five days prior to the date hereof.

                  (d) For purposes of paragraphs (b) and (c), the term "ConnectSouth Company" shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of any ConnectSouth Company.

                  (e) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         SECTION 3.07. Compliance with Laws and Agreements. Each Credit Party is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding on it or its property, except where failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 3.08. Investment and Holding Company Status. No Credit Party is
(a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.09. Taxes. Each Credit Party has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the relevant Credit Party has set aside on its books adequate reserves or
(b) to the extent that failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, (i) with respect to each Plan, the present value of the accumulated benefit obligations thereunder did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets thereof, and (ii) with respect to all underfunded Plans in the aggregate, the present value of all the accumulated benefit obligations thereunder did not, as of such date, exceed by more than $500,000 the fair market value of all the assets thereof.

         SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party is subject, and all other matters known to any of them (including, without limitation, matters relating to the execution, termination, or modification of any agreement), that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Schedule 3.11 contains a true and complete list of all such agreements, instruments and corporate or other restrictions. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each of Holdings and the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time.

         SECTION 3.12. Subsidiaries. Holdings does not have any subsidiaries other than the Borrower and the Borrower's Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each of its Subsidiaries and identifies each Subsidiary that is a Guarantor, in each case as of the Effective Date. All the Borrower's Subsidiaries are, and will at all times be, fully consolidated in its consolidated financial statements. As of the Effective Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for, or otherwise provided for or permit the issuance of capital stock of the Borrower or its Subsidiaries, except as described in Schedule 3.12.

         SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the ConnectSouth Companies as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. Each of Holdings and the Borrower believes that the insurance maintained by or on behalf of the ConnectSouth Companies is adequate.

         SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any ConnectSouth Company pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of the ConnectSouth Companies have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except to the extent that violations, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All payments due from any ConnectSouth Company, or for which any claim may be made against any ConnectSouth Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such ConnectSouth Company, except to the extent that failure to make or accrue such payments, in the aggregate could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Financing Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement by which any ConnectSouth Company is bound.

         SECTION 3.15. Solvency. Immediately after the Financing Transactions to occur on the Effective Date are consummated and after giving effect to the application of the proceeds of each Loan made on the Effective Date, (a) the fair value of the assets of each Credit Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Credit Party will exceed the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Credit Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Credit Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and proposed to be conducted after the Effective Date.

         SECTION 3.16. Communications Regulatory Matters. (a) Schedule 3.16 hereto sets forth, as of the Effective Date, a true and complete list of the following information for each Communications License issued to any Credit
Party: (i) for all Communications Licenses, the name of the licensee, the type of service and the expiration dates; and (ii) for each PUC Authorization, the geographic area covered by such PUC Authorization, the services that may be provided thereunder and the expiration date, if any.

         (b) No Credit Party is in violation of any Communications Law applicable thereto, except to the extent that violations, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Communications Licenses specified on Schedule 3.16 hereto are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Communications Licenses and except as set forth on such Schedule. No event has occurred and is continuing in respect of such Communications Licenses which could reasonably be expected to result in a Material Adverse Effect. The Company has no reason to believe and has no knowledge that any Communications Licenses will not be approved or renewed, as applicable, in the ordinary course.

         (c) All of the Network Facilities and other material properties, equipment and systems owned or leased by any Credit Party are, and (to the best knowledge of the Borrower) all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in compliance with all terms and conditions of the Communications Licenses and all standards or rules imposed by applicable Communications Law and any Governmental Authority or as imposed under any agreements with telephone companies and customers, except to the extent that failures to be in such condition or compliance, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (d) Each Credit Party has paid all franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of their business and have made appropriate provision as is required by

GAAP for any fees and charges which have accrued, except to the extent that failures to pay or make such provision, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE 4
                                   CONDITIONS

         SECTION 4.01. Effective Date. The Effective Date hereunder shall occur on June 13, 2000, provided each of the following conditions is satisfied on (or, in the case of clause (e) below, within one day after) June 13, 2000:

         (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

         (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) counsel for the Borrower, substantially in the form of Exhibit B-1, (ii) special regulatory counsel for the Borrower, substantially in the form of Exhibit B-2 and (iii) local counsel in each jurisdiction where a Mortgaged Property is located, substantially in the form of Exhibit B-3, covering in the case of each opinion required by this subsection such other matters relating to the Credit Parties, the Loan Documents or the Financing Transactions as the Required Lenders shall reasonably request. Each of Holdings and the Borrower requests such counsel to deliver such opinions.

         (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Financing Transactions and any other legal matters relating to the Credit Parties, the Loan Documents or the Financing Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

         (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in clauses (b) and (c) of Section 4.02.

         (e) The Credit Parties shall have paid all fees and other amounts due and payable to the Lender Parties on or before the Effective Date, including, to the extent invoiced, all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Credit Party under the Loan Documents.

         (f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Credit Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by
Section 6.02 or have been released.

         (g) The Administrative Agent shall have received evidence that all insurance required by Section 5.07 is in effect.

         (h) (i) LLC shall have received gross cash proceeds of at least $71,653,000 from the Equity Financing, and (ii) LLC shall have contributed all such cash proceeds to the Borrower as a capital contribution.

         (i) After giving effect to the Financing Transactions, no ConnectSouth Company shall have outstanding any shares of preferred stock or any Debt, except (i) Debt incurred under the Loan Documents, and (ii) Debt existing on the Effective Date and listed on Schedule 6.01.

         (j) The Administrative Agent shall have received a solvency certificate, in form and substance satisfactory to the Lenders, from Financial Officer, with respect to the solvency of the Credit Parties after giving effect to the Financing Transactions.

         (k) The Administrative Agent shall have received a completed Borrowing Base Certificate dated the Effective Date and signed by a Financial Officer of the Borrower.

         (l) The Administrative Agent shall have received on behalf of each Lender that has so requested at least three Business Days prior to the Effective Date, a Note duly executed by the Borrower and payable to the order of such Lender.

Promptly after the Effective Date occurs, the Administrative Agent shall notify the Borrower and the Lenders thereof, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or before 5:00 p.m., New York City time, on June 15, 2000 (and, if such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 4.02. Each Extension of Credit. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to receipt of the Borrower's request therefor in accordance herewith and to the satisfaction of the following conditions:

         (a) The Effective Date shall have occurred on or prior to June 15, 2000.

         (b) The representations and warranties of each Credit Party set forth in the Loan Documents shall be true on and as of the date of such Borrowing in all material respects.

         (c) At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.

         (d) The Borrower shall have delivered to the Administrative Agent no later than 2 Business Days prior to the date of such Borrowing a Borrowing Base Certificate setting forth the Borrowing Base as of a date not earlier than 2 Business Days prior to the date of such Borrowing (calculated giving effect to the acquisition of Telecommunications Assets to be acquired with the proceeds of the Loans included in such Borrowing).

Each Borrowing shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in clauses (b) and (c) of this Section.

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

         Until all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of Holdings and the Borrower covenants and agrees with the Lenders that:

         SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

         (a) within 90 days after the end of each Fiscal Year, its audited consolidated and unaudited consolidating balance sheet as of the end of such Fiscal Year and the related statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Ernst & Young LLC or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) as presenting fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

         (b) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, its consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and the related statements of operations, stockholders' equity and cash flows for such Fiscal Quarter and for the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer as presenting fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes;

         (c) within 30 days after the end of each of the first two fiscal months of each Fiscal Quarter, its consolidated and consolidating balance sheet as of the end of such month and the related statements of operations and cash flows for such fiscal month and for the then elapsed portion of the Fiscal Year, and market operating statistics for such month in a form to be agreed between the Administrative Agent, the Required Lenders and the Borrower, all certified by a Financial Officer as presenting fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes;

         (d) concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12 through 6.14 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's most recent audited financial statements referred to in Section 3.04 or delivered pursuant to this Section and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

         (e) concurrently with each delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether during the course of their examination of such financial statements they obtained knowledge of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

         (f) within 15 days after the end of each calendar month, a completed Borrowing Base Certificate calculating and certifying the Borrowing Base as of the end of such calendar month, signed on behalf of the Borrower by a Financial Officer;

         (g) (x) at least 10 days before the beginning of each Fiscal Year, a detailed consolidated budget for such Fiscal Year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for each Fiscal Quarter of such Fiscal Year and setting forth the assumptions used in preparing such budget) and, promptly when available, any significant revisions of such budget and (y) promptly when available, any significant revisions of the Business Plan;

         (h) promptly (x) after the same become publicly available, copies of all periodic and other reports, proxy statements and other significant materials filed by any ConnectSouth Company with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be and (y) copies of all periodic and other reports and other materials distributed by any ConnectSouth Company to any creditor; and

         (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any ConnectSouth Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.02. Notices of Material Events. Holdings and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

         (a)   the occurrence of any Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any

ConnectSouth Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

         (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liabilities of the ConnectSouth Companies in an aggregate amount exceeding $1,000,000;

         (d) Within ten Business Days after the receipt by any ConnectSouth Company of notice that any Communications License has been lost or canceled, copies of any such notice accompanied by a report describing the measures undertaken by the ConnectSouth Companies to prevent such loss or cancellation (and the anticipated impact, if any, that such loss or cancellation will have upon the business of the Borrower and its Subsidiaries); and

         (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03. Information Regarding Collateral. (a) Holdings or the Borrower will furnish to the Administrative Agent prompt written notice of any change in (i) any Credit Party's corporate name or any trade name used to identify it in the conduct of its business or any Credit Party's chief executive office, its jurisdiction of incorporation, its principal place of business, or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (ii) any Credit Party's identity or corporate structure or (iii) any Credit Party's Federal Taxpayer Identification Number. Holdings and the Borrower will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code and all other actions have been taken that are required so that such change will not at any time materially and adversely affect the validity, perfection or priority of any Transaction Lien on any of the Collateral. The Borrower will also promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

         (b) Each year, at the time annual financial statements with respect to the preceding Fiscal Year are delivered pursuant to Section 5.01(a), the Borrower will deliver to the Administrative Agent a certificate of a Financial Officer and its chief legal officer (i) setting forth the information required pursuant to Section A and B of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this subsection and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the Transaction Liens for a period of at least 12 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

         SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

         SECTION 5.05. Performance and Payment of Obligations. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries (a) to perform all its obligations under all leases, agreements and other instruments entered into in the conduct of its business where failure to do so could reasonably be expected to have a Material Adverse Effect, and (b) to pay its Debt and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such ConnectSouth Company has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (iv) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.06. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         SECTION 5.07. Insurance. (a) Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies selected by the Borrower that customarily write insurance for the risks covered thereby in the amounts contemplated thereby:

               (i) all risk, property and boiler and machinery insurance, on a replacement cost basis, with respect to all personal property and real property for the full replacement value and containing no coinsurance penalty;

               (ii) commercial general liability and/or umbrella liability insurance against claims for bodily injury, death or property damage for all operations, written on an occurrence basis with a combined single limit of at least $20,000,000 and including the broad form CGL endorsement;

              (iii) business interruption insurance (including extra expense), insuring against loss of gross profits, continuing expenses and debt service payments, for a period of at least 12 months arising from any risks or occurrences required to be covered by insurance pursuant to clause (i) above, and providing coverage with a limit of at least $1,000,000, increasing to $3,000,000 on October 1, 2000, increasing to $9,000,000 on October 1, 2001, and increasing to $15,000,000 on October 1, 2002; and

              (iv) such other insurance as may be required by law or as is usually carried by companies of established repute engaged in the same or similar business, and located in the same general areas as the Borrower and its Subsidiaries.

         (b) Deductibles or self-insured retention shall not exceed $500,000 for all risk, property and boiler and machinery policies, $500,000 for commercial general liability policies or seven days for business interruption policies.

         (c) Risk property and boiler and machinery policies (and any policies required to be maintained pursuant to subsection (d) below) maintained with respect to any Collateral shall be endorsed or otherwise amended to include
(i) a non-contributing mortgage clause and lenders' loss payable clause, in each case in favor of the Administrative Agent and providing for losses thereunder to be payable to the Administrative Agent or its designee as sole loss payee, (ii) a provision to the effect that neither the Borrower, the Administrative Agent nor any other party shall be a coinsurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Administrative Agent as and all Lenders additional insureds. Business interruption policies shall name the Administrative Agent as sole loss payee. Each such policy referred to in this subsection also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon at least 10 days' prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon at least 30 days' prior written notice thereof by the insurer to the Administrative Agent. The Borrower shall deliver to the Administrative Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

         (d) If at any time the area in which any property is located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time. If at any time the area in which any property is located is designated a "Zone 1" area, the Borrower shall obtain earthquake insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require.

         SECTION 5.08. Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or material interest in the Collateral under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with
Section 2.09.

         SECTION 5.09. Books and Records; Inspection and Audit Rights. (a) Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with GAAP and in which complete and correct entries are made of all dealings and transactions relating to its business and activities. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         (b) The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the assets included in the Borrowing Base and the Borrower's computation of the Borrowing Base, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such evaluation or appraisal. From and after January 1, 2002, the Borrower agrees to modify or adjust the computation of the Borrowing Base (which may include adjusting the items or value of Telecommunications Assets included in the Borrowing Base) to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal, provided that (A) no reduction of the Borrowing Base shall be required to the extent attributable to a decrease in the book value of any Telecommunication Assets constituting depreciation thereof and (B) for the purpose of Section 2.09(b), the Borrowing Base shall be deemed to have been modified or adjusted as permitted by this subsection 1 Business Day after receipt by the Borrower of a written notice from the Administrative Agent at the request of the Required Lenders setting forth the required modification or adjustment.

         SECTION 5.10. Compliance with Laws and Licences. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, (a) comply with all laws (including Communications Laws), rules, regulations and orders of any Governmental Authority applicable to it or its property, and (b) maintain and comply with the conditions of all Communications Licences held by it, except in either case where failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.11. Use of Proceeds. The proceeds of the Loans will be used only (a) to pay fees and expenses payable in connection with the Financing Transactions, (b) to pay the cost of the Telecommunications Assets and (c) for working capital and other general corporate purposes; provided that the proceeds of the Tranche A Loans may be used for the purposes specified in clause (c) of this Section only on and after the Leverage Ratio Trigger Date. No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations U and X. For purposes of this Section, "LEVERAGE RATIO TRIGGER DATE" means the first date on which the Borrower has delivered financial information pursuant to Section 5.01(a) or (b) and the accompanying certificate of a Financial Officer in each case evidencing that the Leverage Ratio as of the last day of the most recently ended Fiscal Quarter is equal to or less than 10.0:1.

         SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will, (i) promptly, and in any event within 2 Business Days after the formation or acquisition of such Subsidiary, notify the Administrative Agent and the Lenders thereof, and
(ii) within 10 Business Days after such Subsidiary is formed or acquired, cause any Equity Interest in or Debt of such Subsidiary owned by or on behalf of any Credit

Party to be added to the Collateral. If such Subsidiary is a wholly owned Subsidiary and is not prohibited by applicable law or regulation from guaranteeing the Borrower's obligations hereunder, the Borrower shall cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (including without limitation by causing such Subsidiary to execute a Security Agreement Supplement), whereupon such Subsidiary will become a "Subsidiary Guarantor" and "Lien Grantor" (as defined in the Security Agreement) for purposes of the Loan Documents.

         SECTION 5.13. Further Assurances. (a) Each of Holdings and the Borrower will, within 10 Business Days of receiving a written request from the Administrative Agent or the Required Lenders, cause each Subsidiary Guarantor to execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the Borrower's expense. Holdings and the Borrower will provide to the Administrative Agent, from time to time within 10 Business Days of receiving a request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Transaction Liens created or intended to be created by the Security Documents.

         (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Guarantor after the Effective Date (other than assets constituting Collateral that become subject to Transaction Liens upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, Holdings and the Borrower will cause such assets to be subjected to a Transaction Lien securing the Secured Obligations and will take, and cause the relevant Subsidiary Guarantor to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Transaction Lien, including actions described in subsection (a) above, all at the Borrower's expense; provided that (x) neither Holdings nor the Borrower shall be required to take any such action with respect to any real property or any improvements thereto or any interest therein to the extent the aggregate fair market value of all such real property, improvements and interests acquired or made in any Fiscal Year does not exceed $100,000 and (y) Holding and the Borrower shall take such action with respect to any property acquired or leased after the Effective Date on which a data center is located whether or not it has been requested to do so.

         (c) Notwithstanding any other provision of this Agreement, (i) the Borrower shall use its reasonable best efforts to cause the Collateral and Guarantee Requirement to be and remain satisfied with respect to the property located at 9600 Great Hills Trail, Suite 100E, Austin, Texas 78759 for so long as the data center in existence on the Effective Date continues to be located there, and (ii) on or before September 30, 2000, the Borrower shall have satisfied the Collateral and Guarantee Requirement with respect to at least one property on which a data center capable of handling all traffic on the Borrower's network on an ongoing basis is located.

         SECTION 5.14. Interest Rate Protection. On the last day of each Fiscal Quarter, the Borrower shall be a party to one or more interest rate protection agreements (each an "INTEREST RATE PROTECTION AGREEMENT") on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which shall be to fix or limit at any time for a period of at least three years after such day the interest cost to the Borrower with respect to at least 50% of the principal amount of the Tranche A Loans outstanding as of such day and at least 50% of the principal amount of the Tranche B Loans outstanding as of such day.

                                    ARTICLE 6
                               NEGATIVE COVENANTS

         Until all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of Holdings and the Borrower covenants and agrees with the Lenders that:

         SECTION 6.01. Debt; Certain Equity Issuances; Lease Obligations.
(a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Debt, except:

                  (i)      Debt created under the Loan Documents;

                  (ii)     Debt existing on the date hereof and listed in
         Schedule 6.01 and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

                  (iii) Debt incurred in connection with an Interest Rate Protection Agreement required pursuant to Section 5.14;

                  (iv) (x) Debt of the Borrower to any Subsidiary and Debt of any Subsidiary to the Borrower or any other Subsidiary; provided that Debt of any Subsidiary that is not a Credit Party to the Borrower or any Subsidiary Guarantor shall be subject to Section 6.04 and (y) Debt of the Borrower to Holdings consisting of loans made by Holdings to the Borrower with the proceeds of any Debt of Holdings described in
         Section 6.01(b)(ii) or any issuance and sale of Equity Interests by Holdings;

                  (v) Guarantees by the Borrower of Debt of any Subsidiary and Guarantees by any Subsidiary of Debt of the Borrower or any other Subsidiary; provided that Guarantees by the Borrower or any Subsidiary Guarantor of Debt of any Subsidiary that is not a Credit Party shall be subject to Section 6.04;

                  (vi) unsecured subordinated Debt of the Borrower owed to any shareholder of Holdings or any member of the Investor Group (or any Affiliate of such shareholder or member), so long as (1) such Debt (x) has a final maturity date no earlier than the date which is 12 months after the Tranche B Maturity Date and requires no prepayments or repayments prior to such date, (y) is subordinated to the Loans and the other obligations of the Borrower under the Loan Documents and Interest Rate Protection Agreements on terms and conditions reasonably satisfactory to the Required Lenders and (z) otherwise has terms and conditions (including without limitation interest rate, covenants and events of default) that are reasonably satisfactory to the Required Lenders, and (2) the aggregate principal amount of such Debt plus the aggregate principal amount of Debt of Holdings incurred in reliance on clause (ii) of Section 6.01(b) does not exceed at any time $5,000,000 (determined on a consolidated basis);

                  (vii) other Debt in aggregate principal amount not exceeding $7,500,000.

         (b) Holdings will not create, incur, assume or permit to exist any Debt except (i) Debt created under the Loan Documents and (ii) unsecured subordinated Debt owed to any shareholder of Holdings or any Investor Member (or any Affiliate of such shareholder or any Investor Member) so long as (1) such Debt (x) has a final maturity date no earlier than the date which is 12 months after the Tranche B Maturity Date and requires no prepayments or repayments prior to such date, (y) is subordinated to the Loans and the other obligations of the Borrower under the Loan Documents and Interest Rate Protection Agreements on terms and conditions satisfactory to the Required Lenders and (z) otherwise has terms and conditions (including without limitation interest rate, covenants and events of default) satisfactory to the Required Lenders, (2) contemporaneously with the receipt thereof, Holdings contributes all of the net proceeds of such subordinated debt (other than any such proceeds applied to satisfy any liability of Holdings due and payable at such time and permitted to be incurred under
Section 6.03) to the Borrower (either by making a capital contribution or a subordinated loan to the Borrower), and (3) the aggregate principal amount of such Debt plus the aggregate principal amount of Debt of the Borrower incurred in reliance on Section 6.01(a)(vi) does not exceed at any time $5,000,000 (determined on a consolidated basis).

         (c) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests unless (x) in the case of any issuance by Holdings (other than any such issuance described in clause (d)(v) of the definition of Prepayment Event), Holdings shall have contributed to the Borrower (either by making a capital contribution or a loan to the Borrower) all of the cash proceeds of any such issuance within 1 Business Day of the consummation thereof and (y) in the case of any issuance by Holdings or the Borrower, the Borrower shall have complied with the provisions of Section 2.09(e).

         (d) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease with a lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the date hereof) of five years or more, if after giving effect thereto, the aggregate amount of minimum lease payments for which the Borrower and its Subsidiary are liable will exceed $5,000,000 for any Fiscal Year under all such leases (excluding Capital Leases).

         SECTION 6.02. Liens. (a) The Borrower will not, and will not permit any Subsidiary to, create or permit to exist any Lien on any property now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i)      Transaction Liens;

                  (ii)     Permitted Liens;

                  (iii) any Lien on any property of the Borrower or any Subsidiary existing on the date hereof and listed in Schedule 6.02; provided that (A) such Lien shall not apply to any other property of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (iv) any Lien existing on any property before the acquisition thereof by the Borrower or any Subsidiary or existing on any property of any Person that becomes a Subsidiary after the date hereof before the time such Person becomes a Subsidiary; provided that
         (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien will not apply to any other property of the Borrower or any Subsidiary and (C) such Lien will secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

                  (v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) the Debt secured by such liens is permitted by Section 6.01,
         (B) such Liens and the Debt secured thereby are incurred before or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Debt secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens will not apply to any other property of the Borrower or any Subsidiary; and

                  (vi) Liens on any Telecommunications Assets securing the unpaid portion of the purchase price of such Telecommunications Assets, but only so long as (x) such unpaid portion does not constitute "Debt,"
         (y) such portion of the purchase price is not overdue and (z) such Liens terminate upon payment in full of the relevant purchase price.

         (b) Holdings will not create or permit to exist any Lien on any property now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except Transaction Liens and Permitted Liens.

         SECTION 6.03. Fundamental Changes. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or liquidate or dissolve, or permit any other Person to merge into or consolidate with it, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) Holdings may merge with LLC, so long as (A) Holdings is the surviving corporation to such merger, and (B) immediately before and after giving effect to such merger, no Default has occurred and is continuing, (ii) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (iii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Guarantor) is a Subsidiary Guarantor and (iv) any Subsidiary (except a Subsidiary Guarantor) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately before such merger shall not be permitted unless also permitted by Section 6.04.

         (b) The Borrower will not, and will not permit any Subsidiary to, engage in any business except businesses of the types conducted by the Borrower and its subsidiaries on the date of this Agreement and businesses reasonably related thereto.

         (c) Holdings will not engage in any business or activity except owning all the outstanding shares of capital stock of the Borrower and activities incidental thereto (including performing its obligations under the Loan Documents). Holdings will not own or acquire any assets (except shares of capital stock of the Borrower, cash, Permitted Investments, promissory notes issued by members of management as payment for the purchase price of Equity Interests in Holdings purchased by such members and promissory notes evidencing any loan made by Holdings to the Borrower, and other assets with an aggregate cost and fair market value of no more than $100,000) or incur any liabilities (except liabilities under the Loan Documents, liabilities imposed by law, including tax liabilities, liabilities in respect of preferred stock permitted by Section 6.01(c), or unsecured subordinated Debt permitted pursuant to Section 6.01(b) and other liabilities incidental to its existence and permitted business and activities).

         SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary before such merger) any Equity Interest in or evidence of indebtedness or other security (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loan or advance to, Guarantee any obligation of, or make or permit to exist any investment or other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (i)      Permitted Investments;

                  (ii) investments existing on the date hereof or made pursuant to agreements in effect on the date hereof and listed on
         Schedule 6.04;

                  (iii) investments by the Borrower and its Subsidiaries in Equity Interests in Persons that are their respective Subsidiaries immediately prior to the date of any such investment; provided that (i) any such Equity Interest held by a Credit Party shall be pledged pursuant to the Security Agreement as required to satisfy clause (b) of the definition of "Collateral and Guarantee Requirement" and (ii) the aggregate amount of investments by Credit Parties in, and loans and advances by Credit Parties to, and Guarantees by Credit Parties of Debt of, Subsidiaries that are not Credit Parties (including all such investments, loans, advances and Guarantees existing on the Effective
         Date) shall not exceed $1,000,000 at any time outstanding;

                  (iv) loans or advances made by the Borrower to any Subsidiary or made by any Subsidiary to the Borrower or any other Subsidiary; provided that the amount of such loans and advances made by Credit Parties to Subsidiaries that are not Credit Parties shall be subject to the limitation set forth in clause (iii) above;

                  (v) loans or advances made by the Borrower to officers and employees in an aggregate principal amount not to exceed $500,000 at any time;

                  (vi)     Guarantees constituting Debt permitted by Section
         6.01; and

                  (vii) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business.

         SECTION 6.05. Asset Sales. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any property, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary, except:

         (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

         (b) sales, transfers and other dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Credit Party shall comply with Section 6.09; and

         (c) sales, transfers and other dispositions of assets (except Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance on this clause shall not exceed $1,000,000 during any Fiscal Year;

provided that all sales, transfers, leases and other dispositions permitted by this Section (except those permitted by clause (b) above) shall be made for fair value and for at least 80% cash consideration.

         SECTION 6.06. Sale and Leaseback Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

         SECTION 6.07. Hedging Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Hedging Agreement, except (a) Interest Rate Protection Agreements and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

         SECTION 6.08. Restricted Payments; Certain Payments of Debt. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that
(i) Holdings may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) any wholly owned Subsidiary of the Borrower may declare and pay dividends with respect to its capital stock, (iii) at any time after the Contribution Date the Borrower and Holdings may make Restricted Payments to Holdings or LLC (respectively) so long as (x) Holdings and LLC (as applicable) applies the proceeds thereof to repurchase its Equity Interests from employees, (y) immediately before and after giving effect to any such Restricted Payment, no Default has occurred and is continuing and (z) the aggregate amount of such Restricted Payments made on or after the Effective Date does not exceed $1,000,000 and (iv) the Borrower and Holdings may make Restricted Payments to Holdings or LLC (respectively) so long as Holdings and LLC (as applicable) applies the proceeds thereof to pay (x) fees and expenses directly associated with the Equity Financing or the Additional Equity Financing, and (y) other fees and expenses of Holdings or LLC in an aggregate amount not to exceed $500,000.

         (b) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Debt, except:

                  (i)      payment of Debt created under the Loan Documents;

                  (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Debt permitted by Section
         6.01 (other than any principal payments in respect of Debt permitted by Section 6.01(a)(vi) or Section 6.01(b)(ii));

                  (iii)    refinancings of Debt to the extent permitted by
         Section 6.01; and

                  (iv) payment of secured Debt that becomes due as a result of the voluntary sale or transfer of the property securing such Debt to the extent such sale or transfer is permitted by Section 6.05.

         (c) The Borrower will not enter into or be party to, or make any payment under, any Synthetic Purchase Agreement except, in the case of any Synthetic Purchase Agreement related to any Equity Interests, if (A) the payments required to be made thereunder are limited to the amount permitted under Section 6.08(a) and (B) the obligations of the Borrower thereunder are subordinated to the Secured Obligations on terms satisfactory to the Required Lenders. The Borrower shall promptly deliver to the Administrative Agent a copy of any Synthetic Purchase Agreement to which it becomes party. The Borrower will not permit any Subsidiary to enter into or be party to, or make any payment under any Synthetic Purchase Agreement.

         SECTION 6.09. Transactions with Affiliates. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property to, or purchase, lease or otherwise acquire any property from, or otherwise engage in any other transaction with, any of its Affiliates, except (a) transactions in the ordinary course of business that do not involve Holdings and are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Guarantors not involving any other Affiliate and not otherwise prohibited hereunder and (c) any Restricted Payment permitted by Section 6.08.

         SECTION 6.10. Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into or permit to exist any agreement or other arrangement that prohibits, materially restricts or imposes any material condition on (a) the ability of any ConnectSouth Company to create or permit to exist any Lien on any of its property, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Debt of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property securing such Debt and (v) clause (a) of this Section shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

         SECTION 6.11. Amendment of Material Documents. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (a) (x) its certificate of incorporation, by-laws or other organizational documents or (y) Interconnection Agreements, in any case in a manner adverse to the Lenders, or (b) its other Material Agreements, in any case in a manner materially adverse to the Lenders.

         SECTION 6.12. Capital Expenditures. (a) The Borrower will not permit the aggregate amount of Capital Expenditures made in any Fiscal Year referred to below to exceed the sum of:

               (i) for each period set forth below, the amount set forth opposite such date;

PERIOD                                   AMOUNT
Fiscal Year ended 12/31/00             $97,500,000

1/1/01-6/30/01                         $13,300,000

Fiscal Year ended 12/31/01             $20,000,000

Fiscal Year ended 12/31/02             $17,500,000

Fiscal Year ended 12/31/03             $15,500,000

Fiscal Year ended 12/31/04             $22,000,000

Fiscal Year ended 12/31/05             $23,250,000

Fiscal Year ended 12/31/06             $23,000,000

Fiscal Year ended 12/31/07             $22,500,000

Fiscal Year ended 12/31/08             $22,000,000

Fiscal Year ended 12/31/09 and         $22,000,000
  thereafter

       plus

                  (ii) for each Fiscal Year ending after December 31, 2000, the excess (if any) of the amount of Capital Expenditures for the immediately preceding Fiscal Year specified pursuant to clause (i) above over the amount of Capital Expenditures actually made during such Fiscal Year pursuant to such clause (i) (without including any carryover amount from any prior Fiscal Year) up to a maximum amount equal to the lesser of (x) 15% of the projected Capital Expenditures set forth for such Fiscal Year in the Business Plan and (y) the amount of such excess; plus

                  (iii) the amount of Excess Cash Flow not required to be applied to prepay Borrowings during such Fiscal Year; plus

                  (iv) the aggregate amount of proceeds from the issuance of Equity Interests by, or cash capital contributions made to, the Borrower during such Fiscal Year, to the extent that the proceeds thereof are applied to make Capital Expenditures consisting of the purchase of Telecommunications Assets (such proceeds or capital contributions, "CAPEX EQUITY PROCEEDS").

                  (b) (i) Except as set forth in clause (ii) below, the Borrower will not permit make any Capital Expenditures in any market other than a market contemplated by the Business Plan.

                  (ii) The Borrower shall have the right to request the Lenders to approve a revised Business Plan (the "REVISED BUSINESS PLAN") to reflect the addition of up to 10 new markets (the "NEW MARKETS") from the proceeds of the Additional Equity Financing. If the Borrower wishes to do so, the Borrower shall give written notice of such request to the Administrative Agent, whereupon the Administrative Agent shall notify each Lender of such notice. Thereafter, but in any case no later than six months after the Effective Date, the Borrower shall provide to each

         Lender, through the Administrative Agent, the proposed Revised Business Plan prepared by the Borrower as well as any other information (financial or otherwise) any Lender shall request in order to evaluate the Borrower's request. The proposed Revised Business Plan shall (i) be prepared on the basis of the same assumptions as the Business Plan was prepared on (other than the assumption with respect to the number of markets and equity contributions), (ii) identify the New Markets, and
         (iii) provide and demonstrate that the proceeds of additional cash capital contributions by Holdings and/or the issuances of Equity Interests of Holdings or other sources of debt or equity financing which are permitted to be incurred by the Borrower pursuant to the terms hereof shall be contributed or unconditionally available to the Borrower until consolidated free cash flow is greater than zero. The Lenders shall review the Revised Business Plan, and shall negotiate with the Borrower in good faith for the purpose of agreeing to new covenant levels with respect to covenant levels set forth in Sections
         6.12 through 6.14 in a manner consistent with the methodology used to set such covenant levels as of the Effective Date. If agreement is reached in respect of such covenant levels and the Required Lenders respond affirmatively to such request then, effective on and as of the date of such response, the Borrower shall be permitted to make Capital Expenditures constituting purchases of Telecommunications Assets with respect to the New Markets, but only to the extent such Capital Expenditures are financed with the proceeds of the Additional Equity Financing. If the Revised Business Plan is submitted in accordance with the provisions set forth above, no fees or other compensation (except reasonable legal costs) shall be charged as a condition to the approval thereof by the Lender or the Administrative Agent.

         (c) If any property acquired or constructed by any Credit Party after the date hereof is not subject to a Transaction Lien, the Borrower will cause such mortgages and other security documents to be executed and delivered as may be necessary, or as the Administrative Agent or the Required Lenders may request, to subject such property to a Transaction Lien.

         SECTION 6.13. Stage One Covenants. During the Stage One Covenant Period, the Borrower will not:

         (a) for each Fiscal Quarter set forth below, permit Total Revenue for the Fiscal Quarter then ended to be less than the amount set forth below opposite such Fiscal Quarter:

     FISCAL QUARTER                           TOTAL REVENUE
     9/30/00                                   $   265,000

     12/31/00                                  $ 1,700,000

     3/31/01                                   $ 6,275,000

     6/30/01                                   $11,200,000

     9/30/01                                   $14,700,000

     12/31/01                                  $18,330,000

     3/31/02                                   $22,400,000

     6/30/02                                   $25,830,000

     9/30/02                                    28,400,000

     12/31/02                                   33,120,000

     3/31/03                                    36,000,000

     6/30/03                                    37,450,000

         (b) on the last day each Fiscal Quarter set forth below, permit the aggregate number of Central Office Locations in service to be less than the number set forth below opposite such Fiscal Quarter:

     FISCAL QUARTER                  CENTRAL OFFICE LOCATIONS
     9/30/00                         110

     12/31/00                        191

     3/31/01                         287

     6/30/01                         338

     9/30/01 and thereafter          338

         (c) for each Fiscal Quarter set forth below, permit negative Consolidated EBITDA for the Fiscal Quarter then ended to be a larger negative number (i.e. a more negative number) than the negative amount set forth below opposite such Fiscal Quarter:

      FISCAL QUARTER                          NEGATIVE AMOUNT
      9/30/00                                  $(14,900,000)

      12/31/00                                 $(19,500,000)

      3/31/01                                  $(17,200,000)

      6/30/01                                  $(12,000,000)

      9/30/01                                  $ (9,000,000)

      12/31/01                                 $ (6,500,000)

      3/31/02                                  $ (3,400,000)

      6/30/02                                  $   (630,000)

         (d) for each Fiscal Quarter set forth below, permit Consolidated EBITDA for the Fiscal Quarter then ended to be less than the amount set forth below opposite such Fiscal Quarter:

      FISCAL QUARTER                             AMOUNT
      9/30/02                                  $1,650,000

      12/31/02                                 $5,100,000

      3/31/03                                  $7,500,000

      6/30/03                                  $8,750,000

         (e) at any time, permit the ratio of Total Debt to Total Capitalization to exceed 55%.

         SECTION 6.14. Stage Two Covenants. During the Stage Two Covenant Period, the Borrower will not:

         (a) Leverage Ratio. Permit the Leverage Ratio at any time during any period set forth below to exceed the ratio set forth opposite such period:

                PERIOD                                   RATIO
  First day of Stage 2 Covenant Period-                  10.0:1
                6/29/03

            6/30/03-9/29/03                               8.0:1

           9/30/03-12/30/03                               3.6:1

           12/31/03 - 3/30/04                            3.2:1

           3/31/04 - 6/29/04                             2.9:1

            6/30/04-9/29/04                              2.6:1

         9/30/04 and thereafter                          2.5:1

         (b) Interest Coverage Ratio. Permit the ratio of (i) Consolidated EBITDA for any period of two consecutive Fiscal Quarters (subject to Section 6.15) ended on a date during any period set forth below, multiplied by two to
(ii) Consolidated Cash Interest Expense, in each case for any period of four consecutive Fiscal Quarters (subject to Section 6.15) ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

                PERIOD                                   RATIO
  First day of Stage 2 Covenant Period-                  1.25:1
                6/29/03

            6/30/03-9/29/03                              1.50:1

           9/30/03-12/30/03                              1.75:1

           12/31/03 - 3/30/04                            2.00:1

           3/31/04 - 6/29/04                             2.50:1

         6/30/04 and thereafter                          3.00:1

         (c) Fixed Charge Coverage Ratio. Permit the ratio of (a) Consolidated EBITDA for any period of two consecutive Fiscal Quarters (subject to Section 6.15) ended on a date during any period set forth below, multiplied by two to (b) Consolidated Fixed Charges for any period of four consecutive Fiscal Quarters (subject to Section 6.15) ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

                PERIOD                                 RATIO
            6/30/03-9/29/03                             1.0:1

         9/30/03 and thereafter                        1.10:1

         SECTION 6.15. Periods of Less Than Four Fiscal Quarters. If any determination hereunder is required by the terms hereof to be made for a period of four consecutive Fiscal Quarters at a time when fewer than four full Fiscal Quarters have elapsed since the Effective Date, such determination shall be made for the period elapsed from the Effective Date through the most recent Fiscal Quarter then ended (annualized on a simple arithmetic basis, if such determination is to be used in a ratio with a balance sheet item).


                                    ARTICLE 7
                                EVENTS OF DEFAULT

         If any of the following events ("EVENTS OF DEFAULT") shall occur:

         (a) the Borrower shall fail to pay any principal of any Loan when the same shall become due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

         (b) the Borrower shall fail to pay when due any interest on any Loan or any fee or other amount (except an amount referred to in clause (a) above) payable under any Loan Document, and such failure shall continue unremedied for a period of two Business Days;

         (c) any representation, warranty or certification made or deemed made by or on behalf of any ConnectSouth Company in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

         (d) (A) Holdings or the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.01 (except Section 5.01(a) and 5.01(b)), 5.02, 5.04 (with respect to the existence of Holdings or the Borrower) 5.10, 5.11, 5.12 or 5.13 or in Article 6 or (B) LLC shall fail to observe or perform any covenant or agreement contained in the LLC Letter Agreement;

         (e) any Credit Party shall fail to observe or perform any covenant or agreement contained in (i) Section 5.01(a), and such failure shall continue unremedied for a period of 15 days, (ii) Section 5.01(b), and such failure shall continue for a period of 5 days, (iii) Section 5.14, and such failure shall continue unremedied for a period of 7 days or (iv) any Loan Document (other than those specified in clause (a), (b) or (d) above), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

         (f) any ConnectSouth Company or LLC shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Debt when the same shall become due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

         (g) any event or condition occurs that results in any Material Debt becoming due before its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, before its scheduled maturity; provided that this clause shall not apply to secured Debt that becomes due as a result of a voluntary sale or transfer of the property securing such Debt to the extent such sale or transfer is permitted by Section 6.05;

         (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any ConnectSouth Company or LLC or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any ConnectSouth Company or LLC or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (i) any ConnectSouth Company or LLC shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any ConnectSouth Company or LLC or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

         (j) any ConnectSouth Company or LLC shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

         (k) (i) one or more judgments for the payment of money in an aggregate amount exceeding $1,000,000 shall be rendered against any ConnectSouth Company or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any asset of any ConnectSouth Company to enforce any such judgment, or
(ii) a non-monetary judgment shall be rendered against any ConnectSouth Company that, when taken together with all other non-monetary judgments that have been so rendered, could reasonably be expected to result in a Material Adverse Effect;

         (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $500,000 in any year or (ii) $1,000,000 for all periods;

         (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected Lien on Collateral with an aggregate cost or fair market value of not less than $3,000,000, with the priority required by the applicable Security Document, except (i) as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or
(ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other documents delivered to it under the Security Agreement;

         (n)      a Change in Control shall occur;

         (o) a Change in Key Management shall occur at any time during the Stage One Covenant Period (but not thereafter);

         (p) (x) LLC shall not have received gross cash proceeds of at least $96,500,000 from the Equity Financing or (y) such cash proceeds shall not have been contributed (directly or indirectly through Holdings) to the Borrower, in each case on or before December 31, 2000;

         (q) substantially all of the proceeds of an IPO have not been contributed to the Borrower within one Business Day of receipt thereof by Holdings or LLC;

         (r) the Guarantee by Holdings or any Subsidiary Guarantor under the Security Agreement shall at any time fail to constitute a valid and binding agreement of Holdings or such Subsidiary Guarantor, as the case may be, or any party shall so assert in writing;

         (s) any Communications Licence of any ConnectSouth Company shall expire, terminate, be cancelled or otherwise lost or any application therefor be rejected, which event could reasonably be expected to have a Material Adverse Effect;

         (t) (i) any shareholder of Holdings or any member of LLC shall fail to make any contribution required pursuant to any cash contribution notice received by it (including without limitation any such contribution to be made by members of LLC pursuant to the LLC Agreement), unless such contribution shall have been made by other members or Holdings shall fail to make any capital contribution in the Borrower required or contemplated by any Business Plan or budget, (ii) any default or event of default shall occur under the LLC Agreement (other than one specified in clause (i) above) and shall continue unremedied for a period of not less than 30 days, or (iii) any provision of the LLC Agreement shall for any reason cease to be valid and binding on the parties thereto or any party thereto shall so state in writing, in each case other than in accordance with the express terms hereof or thereof; or

         (u) the Contribution Date shall not have occurred on or prior to the date 90 days after the Effective Date.

then, and in every such event (except an event with respect to the Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower.


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                                    ARTICLE 8
                                   THE AGENTS

         SECTION 8.01. Appointment and Authorization. Each of the Lenders irrevocably appoints each Agent as its agent and authorizes such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         SECTION 8.02. Rights and Powers as a Lender. Any bank serving as Agent shall, in its capacity as a Lender, have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent. Such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any ConnectSouth Company or Affiliate thereof as if it were not an Agent hereunder.

         SECTION 8.03. Limited Duties and Responsibilities . None of the Agents shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) none of the Agents shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) none of the Agents shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section
9.02 or in the Security Agreement), and (c) except as expressly set forth in the Loan Documents, none of the Agents shall have any duty to disclose, or shall be liable for any failure to disclose, any information relating to any ConnectSouth Company that is communicated to or obtained by the banks serving as Agent or any of its Affiliates in any capacity. None of the Agents shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or in the Security Agreement) or in the absence of its own gross negligence or willful misconduct. None of the Agents shall be deemed to have knowledge of any Default unless and until written notice thereof is given to the Agent by Holdings, the Borrower or a Lender, and none of the Agents shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or


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

genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

         SECTION 8.04. Authority to Rely on Certain Writings, Statements and Advice. Each Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         SECTION 8.05. Sub-Agents and Related Parties. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

         SECTION 8.06. Resignation; Successor Agents. Subject to the appointment and acceptance of a successor Agent as provided in this Section, any Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower (and, so long as no Default has occurred and is then continuing, subject to the consent of the Borrower, which consent shall not be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. After the Agent's


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

resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

         SECTION 8.07. Credit Decisions by Lenders. Each Lender acknowledges that it has, independently and without reliance on any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance on any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based on this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

         SECTION 8.08. Limited Duties and Responsibilities of Certain Lenders. None of the Lenders identified on the signature pages of, or in the preamble to, this Agreement or in any other Loan Document as a "documentation agent" or "syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all of the Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender.

                                    ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a) if to Holdings or the Borrower, to it at 9600 Great Hills Trail, East Boston, Texas 78759, Attention Michael Hoff (Telecopy No. 512 681
9020), copied to 30 Rockefeller Plaza, New York, New York 10112, attention Paul Gajer (Telecopy 212 698 7783);

         (b) if to the Administrative Agent of 1585 Broadway, New York, NY 10036, Attention Jim Morgan (Telecopy No. 212 761 0592); and


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

         (c) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the Administrative Agent and the Borrower. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of receipt.

         SECTION 9.02. Waivers; Amendments. (a) No failure or delay by any Lender Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Lender Party had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Credit Party or Credit Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of each Lender Party, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fee payable hereunder, without the written consent of each Lender Party affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Loan under Section 2.08, or the date of payment of the amount of any loans pursuant to any mandatory prepayment under
Section 2.09, or any date for the payment of any interest or fee payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (except with respect to (x) the Tranche B Commitment as expressly set forth in the definition of Tranche B Availability Period End Date and (y) the Tranche A Commitment as expressly set forth in Section 2.01(c)),


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

without the written consent of each Lender Party, (iv) change Section 2.16(b) or 2.16(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, or each Lender of such Class, as the case may be, (vi) change the definition of Borrowing Base or alter the method of calculating the Borrowing Base without the written consent of each Tranche A Lender, (vii) release Holdings or any Subsidiary Guarantor from its Guarantee of the Secured Obligations (except as expressly provided in the Security Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (viii) materially change
Section 5.12 or 5.13 or the definition of Collateral and Guarantee Requirement or release all or any substantial part of the Collateral from the Transaction Liens except as expressly permitted under the Loan Documents, without the written consent of each Lender, or (ix) change any provision of any Loan Document in a manner that by its terms materially adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of each Lender holding Loans or unused Commitments of each adversely affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without its prior written consent, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of one Class of Lenders (but not of any other Class of Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Holdings, the Borrower, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement. It is understood that a notice of termination or acceleration given by the Administrative Agent pursuant to Article 7 may be revoked at any time by the Required Lenders.

         SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative


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Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and, if it is not the Administrative Agent, Morgan Stanley Senior Funding, Inc., in connection with the arrangement and syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by any Lender Party, including the fees, charges and disbursements of any counsel for any Lender Party, in connection with the enforcement or protection of its rights in connection with the Loan Documents (including its rights under this Section) or the Loans, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans.

         (b) The Borrower shall indemnify each of the Lender Parties and their respective Related Parties (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Financing Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Substances on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not be available to any Indemnitee to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Indemnitee's gross negligence or wilful misconduct.

         (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under subsection (a) or
(b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a


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

Lender's "PRO RATA SHARE" shall be determined based upon its share of the sum of the outstanding Loans and unused Commitments at the time.

         (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Financing Transactions, any Loan or the use of the proceeds thereof.

         (e) All amounts due under this Section shall be payable within 10 days after written demand therefor.

         SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (except the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly provided herein, the Related Parties of the Lender Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Commitment it has at the time and any Loans at the time owing to
it); provided that (i) except (A) with respect to any assignment of the Tranche B Loans or Tranche B Commitment to be made after the 60th day after the Effective Date, and (B) in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consents shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date on which the relevant Assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments


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

or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment, together with a processing and recordation fee of $3,500; provided, that only one such fee shall be due in respect of a simultaneous assignment to more than one Related Fund, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this subsection shall not be required if an Event of Default under clause (h) or (i) of Article 7 has occurred and is continuing. Subject to acceptance and recording thereof pursuant to subsection
(d) of this Section, from and after the effective date specified in each Assignment the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (e) of this Section.

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the parties thereto may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any party hereto at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in subsection (b) of this Section and any written consent to such assignment required by subsection (b) of this Section, the Administrative Agent shall accept such Assignment and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subsection.


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        (e)       Any Lender may, without the consent of the Borrower or any other Lender Party, sell participations to one or more banks or other entities ("PARTICIPANTS") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to subsection (f) of this Section, each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Credit Parties in the Loan Documents and in the


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certificates or other instruments delivered in connection with or pursuant to the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 9.06. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4.01, this Agreement (i) will become effective when the Administrative Agent shall have signed this Agreement and received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy will be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.07. Severability. If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

         SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held


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by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

         SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

         (b) Each of Holdings and the Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Lender Party may otherwise have to bring any action or proceeding relating to any Loan Document against any Credit Party or their respective properties in the courts of any jurisdiction.

         (c) Each of Holdings and the Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in subsection (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

         (d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR

RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE FINANCING TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 9.11. Headings. Article and Section headings and the Table of Contents herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 9.12. Confidentiality. Each Lender Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of any right hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information either (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Lender Party on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes of this Section, "INFORMATION" means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to any Lender Party on a nonconfidential basis before disclosure by Holdings or the Borrower; provided that, in the case of information received from Holdings or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                             CONNECTSOUTH HOLDINGS, INC.


                             By:
                                -----------------------------------------------
                                Name:
                                Title:



                             CONNECTSOUTH COMMUNICATIONS, INC.


                             By:
                                -----------------------------------------------
                                Name:
                                Title:



                             MORGAN STANLEY SENIOR FUNDING, INC.,
                             individually and as Administrative Agent


                             By:
                                -----------------------------------------------
                                Name:
                                Title:



                             FIRST UNION INVESTORS, INC., individually and as Syndication Agent


                             By:
                                -----------------------------------------------
                                Name:
                                Title:

                             BANK OF AMERICA, N.A., individually and as
                             Documentation Agent


                             By:
                                -----------------------------------------------
                                Name:
                                Title:



                             CIT LENDING SERVICES CORPORATION


                             By:
                                -----------------------------------------------
                                Name:
                                Title:



                             PARADYNE FINANCE CORPORATION


                             By:
                                -----------------------------------------------
                                Name:
                                Title:

                                                                   SCHEDULE 2.01

                               COMMITMENT SCHEDULE

                                                  TRANCHE A          TRANCHE B
NAME OF LENDER                                    COMMITMENT         COMMITMENT          TOTAL
Morgan Stanley Senior Funding, Inc               $ 18,750,000       $ 6,250,000       $ 25,000,000
Bank of America, N.A.                            $ 18,750,000       $ 6,250,000       $ 25,000,000
First Union Investors, Inc.                      $ 18,750,000       $ 6,250,000       $ 25,000,000
CIT Lending Services Corporation                 $ 18,750,000       $ 6,250,000       $ 25,000,000
Paradyne Finance Corporation                     $ 25,000,000       $         0       $ 25,000,000
                                                 ============       ===========       ============

TOTAL                                            $100,000,000       $25,000,000       $125,000,000